WATERFRONT AT HARBOR BAY

ALAMEDA, CA

LEASE AGREEMENT

between

ASCENTRIS 105, LLC,

as Landlord, and

EXELIXIS, INC.,

as Tenant

Page

1.	BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS. 1

1.1	Basic Lease Definitions 1

1.2	Exhibits and Riders 7

1.3	Additional Definitions 7

2.	GRANT OF LEASE. 13

2.1	Demise 13

2.2	Acceptance of Premises 13

2.3	Quiet Enjoyment 13

2.4	Landlord and Tenant Covenants 14

2.5	Landlord’s Reserved Rights 14

2.6	Rentable Area Adjustments 14

3.	RENT. 15

3.1	Base Rent 15

3.2	Additional Rent 15

3.3	Other Taxes 17

3.4	Terms of Payment 17

3.5	Interest on Late Payments, Late Charge 17

3.6	Right to Accept Payments 17

4.	USE AND OCCUPANCY 18

4.1	Use 18

4.2	Compliance 18

4.3	Occupancy 18

4.4	Hazardous Material 18

4.5	Civil Code Section 1938 Disclosure 22

5.	SERVICES AND UTILITIES; REPAIR AND MAINTENANCE OBLIGATIONS. 22

5.1	Landlord’s Standard Services (and Repair and Maintenance Responsibilities) for Multi User Buildings 22

5.2	Additional Services in Multi User Buildings. 23

5.3	Landlord’s Standard Services (and Repair, Maintenance and Replacement Responsibilities) For Single User Buildings 24

5.4	Tenant’s Services (and Repair, Maintenance and Replacement Responsibilities) For Single User Buildings 25

5.5	HVAC For Single User Buildings 26

5.6	Elevators For Single User Buildings 26

5.7	Contactors and Contracts for Tenant’s Maintenance Obligations. 26

Page

5.8	Request for Major Replacement; Reimbursement of Major Replacement Expenditures 27

5.9	Interruption of Services 27

5.10	Security 28

5.11	Amenities 28

6.	TENANT’S REPAIR AND MAINTENANCE OBLIGATIONS. 28

6.1	Repairs Within the Premises 28

6.2	Failure to Maintain Premises 29

6.3	Notice of Damage 29

7.	ALTERATIONS. 29

7.1	Alterations by Tenant 29

7.2	Alterations by Landlord 30

8.	LIENS 31

9.	INSURANCE. 31

9.1	Landlord’s Insurance 31

9.2	Tenant’s Insurance 32

9.3	Waiver of Subrogation 34

10.	DAMAGE OR DESTRUCTION. 35

10.1	Termination Options 35

10.2	Repair Obligations 35

10.3	Rent Abatement 36

11.	WAIVERS AND INDEMNITIES 36

11.1	Tenant’s Waivers 36

11.2	Landlord’s Indemnity 36

11.3	Tenant’s Indemnity 36

12.	CONDEMNATION. 37

12.1	Full Taking 37

12.2	Partial Taking. 37

12.3	Awards 38

13.	ASSIGNMENT AND SUBLETTING. 38

13.1	Limitation 38

13.2	Notice of Proposed Transfer; Landlord’s Options 38

13.3	Consent Not to be Unreasonably Withheld 39

13.4	Form of Transfer 39

13.5	Payments to Landlord 40

13.6	Change of Ownership 40

13.7	Effect of Transfers 40

13.8	Applicability to Subsequent Transfers 40

13.9	Letter of Credit 41

2

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14.	PERSONAL PROPERTY. 41

14.1	Installation and Removal 41

14.2	Responsibility 41

15.	END OF TERM. 41

15.1	Surrender 41

15.2	Holding Over 42

16.	ESTOPPEL CERTIFICATES 42

17.	TRANSFERS OF LANDLORD’S INTEREST. 43

17.1	Sale, Conveyance and Assignment 43

17.2	Effect of Sale, Conveyance or Assignment 43

17.3	Subordination and Nondisturbance 43

17.4	Attornment 44

18.	RULES AND REGULATIONS 44

19.	PARKING 44

20.	DEFAULT AND REMEDIES. 45

20.1	Tenant’s Default 45

20.2	Landlord’s Remedies 46

20.3	Intentionally Omitted. 50

20.4	Landlord’s Default and Tenant’s Remedies. 50

20.5	Non-waiver of Default 51

21.	SIGNAGE. 51

21.1	Signage Provided by Landlord 51

21.2	Monument Signage 51

21.3	Exterior Building Signage 51

21.4	General 52

22.	SECURITY DEPOSIT. 52

22.1	Amount 52

22.2	Use and Restoration 52

22.3	Transfers 53

22.4	Refund 53

23.	BROKERS 53

24.	LIMITATIONS ON LANDLORD’S LIABILITY 53

25.	NOTICES 54

26.	TELECOMMUNICATIONS. 54

26.1	Certain Definitions 54

26.2	Installation and Use of Telecommunications Technologies 54

26.3	Limitation of Responsibility 54

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26.4	Necessary Service Interruptions 55

26.5	Interference 55

26.6	Removal of Telecom Equipment, Wiring and Other Facilities 55

26.7	No Third Party Beneficiary 56

27.	MISCELLANEOUS. 56

27.1	Binding Effect 56

27.2	Complete Agreement; Modification 56

27.3	Delivery for Examination 56

27.4	No Air Rights 56

27.5	Enforcement Expenses 56

27.6	Intentionally Omitted. 56

27.7	Project Name 56

27.8	Press Release; Recording; Confidentiality 56

27.9	Captions 57

27.10	Invoices 57

27.11	Severability 57

27.12	Jury Trial 57

27.13	Only Landlord/Tenant Relationship 57

27.14	Covenants Independent 57

27.15	Force Majeure 57

27.16	Governing Law 58

27.17	Financial Reports 58

27.18	Joint and Several Liability 58

27.19	Signing Authority 58

27.20	Dates and Time 58

27.21	Counterparts; Electronic Execution 59

28.	LETTER OF CREDIT. 59

28.1	Generally 59

28.2	Use and Restoration 59

28.3	Transfers by Tenant 60

28.4	Transfers and Assignments by Landlord 60

28.5	Replacement 60

28.6	Landlord’s Ability to Draw 61

28.7	Return 61

29.	TERMINATION OPTION. 61

29.1	Grant of Option 61

29.2	Conditions for Exercise 61

29.3	Early Termination 62

29.4	Limitations on Tenant’s Rights 62

30.	RIGHT OF FIRST OFFER. 62

30.1	Terms of Right 62

4

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30.2	Limitations on Tenant’s Rights 63

31.	RENEWAL OPTIONS. 63

31.1	Grant of Rights 63

31.2	Exercise 63

31.3	Determination of Market Rental Rate 64

31.4	Market Rental Rate Defined 65

31.5	After Exercise 65

31.6	Limitations on Tenant’s Rights 66

32.	LANDLORD’S HVAC WORK AND ALLOWANCE. 66

32.1	Landlord’s HVAC Work 66

32.2	1801 HVAC Allowance 66

32.3	Completion of Landlord’s HVAC Work 67

32.4	Title 67

33.	TENANT’S HVAC WORK AND ALLOWANCE. 67

33.1	Tenant’s HVAC Work 67

33.2	1851 HVAC Allowance 67

33.3	Title and Liability 67

EXHIBIT A - PLAN DELINEATING THE PREMISES AND TENANT MAINTAINED OUTDOOR AREAS	A-1

EXHIBIT B - POSSESSION AND LEASEHOLD IMPROVEMENTS EXHIBIT	B-1

EXHIBIT C - OCCUPANCY ESTOPPEL CERTIFICATE	C-1

EXHIBIT D - RULES AND REGULATIONS	D-1

EXHIBIT E - INTENTIONALLY OMITTED	E-1

EXHIBIT F - FORM OF LETTER OF CREDIT	F-1
EXHIBIT G - HVAC EQUIPMENT LIST    G-1

5

LEASE AGREEMENT
WATERFRONT AT HARBOR BAY
ALAMEDA, CALIFORNIA
THIS LEASE AGREEMENT (“Lease”) is entered into as of the Lease Date, and by and between Landlord and Tenant, identified in Section 1.1 below.
1.    BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.
Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated:
(a)    “Lease Date” means that date set forth under Landlord’s signature at the end of this Lease.
(b)    “Landlord” means Ascentris 105, LLC, a Colorado limited liability company.
(c)    “Tenant” means Exelixis, Inc., a Delaware corporation.
(d)    “Premises” means the following:
(i)    Temporary Space; 1751 Space. Notwithstanding anything to the contrary in this Lease, Landlord shall deliver possession of Suite 225 located on the second floor of the 1751 Building and identified on Exhibit A (the “Temporary Space”) on the Lease Date. Tenant may use and occupy the Temporary Space, including conducting business therein, from the Lease Date until the Commencement Date (as defined in Paragraph 1(a) of Exhibit B) occurs (the “Temporary Space Period”), at no cost to Tenant, including payment of Rent, but on all of the other terms and conditions of this Lease. The parties acknowledge that upon the Commencement Date, the Temporary Space Period will end and the Temporary Space will become part of the Premises in accordance with the terms and conditions of this Lease and the Work Letter and shall, upon becoming part of the Premises, be referred to as the “1751 Space,” which contains approximately 11,965 square feet of Rentable Area, which shall not be subject to re-measurement except as set forth in Section 2.6 below;
(ii)    1801 Space. Premises known as Suites 100, 150, 175, 200 and 210 located on the first and second floors of the 1801 Building and identified on Exhibit A (the “1801 Space”), which contains approximately 41,342 square feet of Rentable Area, which shall not be subject to re-measurement except as set forth in Section 2.6 below; and
(iii)    1851 Space. Premises known as Suites 1000, 125, 150, 200 and 210 located on the first and second floors of the 1851 Building identified on Exhibit A (the “1851 Space”), which constitute the entire Building and contain approximately 57,476 square feet of the Rentable Area, which shall not be subject to re‑measurement except as set forth in Section 2.6 below.
The Premises contains a total of 110,783 square feet of Rentable Area, which shall not be subject to re-measurement except as set forth in Section 2.6 below. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises.

(e)    “Buildings” or “Building” means the office buildings in which the Premises is located. A “Multi User Building” means a Building occupied by Tenant and one or more other tenants or includes vacant space that could be marketed for lease to other tenants. A “Single User Building” means a Building occupied by Tenant and no other tenants and does not include vacant space that could be marketed for lease to other tenants. The Buildings are further described as follows:
(i)    1751 Harbor Bay Parkway, Alameda, California, in which the Temporary Space is located (the “1751 Building”), which Building contains 74,170 square feet of Rentable Area and is a Multi User Building;
(ii)    1801 Harbor Bay Parkway, Alameda, California, in which the 1801 Space is located (the “1801 Building”), which Building currently contains 57,685 square feet of Rentable Area and is a Multi User Building; and
(iii)    1851 Harbor Bay Parkway, Alameda, California, in which the 1851 Space is located (the “1851 Building”), which Building contains 57,476 square feet of Rentable Area and is a Single User Building.
(f)    “Project” means the multiple building project, of which the Buildings are a part, known as of the Lease Date as 1750 North Loop Road and 1601, 1701, 1751, 1801 and 1851 Harbor Bay Parkway, Alameda, California, and related parking areas, walkways, landscaping areas and other common areas, less any portions that may be owned separately from the Buildings by a party other than Landlord from time to time. On the Lease Date, the Project contains 384,579 square feet of Rentable Area.
(g)    “Use” means general office uses throughout the Premises, research and development uses throughout the Premises, vivarium in the 1801 Building and the 1851 Building only, manufacturing in the 1801 Building and the 1851 Building only, and ancillary uses related to the foregoing uses, subject to obtaining any required approvals.
(h)    “Term” means the duration of this Lease, which will be approximately 120 months, beginning on the “Commencement Date” (as defined in Paragraph 1(a) of Exhibit B) and ending on the “Expiration Date” (as defined below), unless terminated earlier or extended further as provided in this Lease. The “Expiration Date” means (i) if the Commencement Date is the first day of a month, the date which is 120 months from the date preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the date which is 120 months from the last day of the month in which the Commencement Date occurs.
(i)    “Base Rent” means the Rent payable according to Section 3.1, which will be in an amount per month or portion thereof during the Term as follows:

Months	Monthly Rental Rate	Base Rent Payable Per Month
Months 1 – 12	$1.65	$182,791.95*
Months 13** – 24	$1.70	$188,275.71
Months 25 – 36	$1.75	$193,923.98
Months 37 – 48	$1.80	$199,741.70
Months 49 – 60	$1.86	$205,733.95
Months 61 – 72	$1.91	$211,905.97
Months 73 – 84	$1.97	$218,263.15
Months 85 – 96	$2.03	$224,811.04
Months 97 – 108	$2.09	$231,555.37
Months 109 – 120	$2.15	$238,502.03

* 12 Month Rent Abatement Period. Base Rent for this period will be partially abated in the amount of $83,791.95 per month (the “Rent Abatement”) beginning on the Commencement Date and ending on the date that is 12 calendar months after the Commencement Date (the “Rent Abatement Period”). By way of example, if the Commencement Date occurs on October 10, 2017, then the Rent Abatement Period shall expire on October 9, 2018. However, if Landlord terminates this Lease as a result of a “Default” (as defined in Section 20.1) at any time during the Term, in addition to all other remedies available to Landlord, the unamortized portion of any Rent that is abated pursuant to this Section 1.1(i) will automatically become immediately due and payable. At any time on or before the Rent Abatement Period, upon notice to Tenant, Landlord shall have the right to purchase any Rent Abatement relating to the remaining Rent Abatement Period by paying to Tenant an amount equal to the “Rent Abatement Purchase Price” (as defined below). As used herein, “Rent Abatement Purchase Price” shall mean the aggregate amount of the Rent Abatement remaining during the Rent Abatement Period, as of the date of payment of the Rent Abatement Purchase Price by Landlord. Upon Landlord’s payment of the Rent Abatement Purchase Price to Tenant, Tenant shall be required to pay Rent in accordance with the provisions of Sections 1.1(i) and 3.1 and there shall be no further Rent Abatement.
**Proration for Partial Months. If the Commencement Date is not the first day of the month, then for purposes of this Section 1.1(i), “Month 13” of the Term will be the first full calendar month after the expiration of the Rent Abatement Period, together with the days in the prior calendar month after the expiration of the Rent Abatement Period (the “Partial Month”), and Rent for the Partial Month will be payable at the same rate as set forth in this Section 1.1(i) for Month 13, prorated based on the number of days in the Partial Month and the number of days in such prior calendar month. Except for the increase immediately following the Rent Abatement Period, all increases will occur on the first day of the applicable month.
(j)    “Building Shares” or “Building Share” means, with respect to the calculation of Operating Expenses according to Section 1.3(j), the following:
(i)    With respect to the 1751 Building, percentage obtained by dividing the Rentable Area of the 1751 Space by the total Rentable Area of the 1751 Building and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1751 Building Share”). As of the Commencement Date, upon which the Temporary Space becomes part of the Premises (and is thereafter referred to as the 1751 Space), the 1751 Building Share will be 16.13%, subject to adjustment pursuant to Section 2.6 below.

(ii)    With respect to the 1801 Building, percentage obtained by dividing the Rentable Area of the 1801 Space which has been Delivered by Landlord by the total Rentable Area of the 1801 Building and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1801 Building Share”). As of the Lease Date, the 1801 Building Share will be 71.67%, subject to adjustment pursuant to Section 2.6 below.
(iii)    With respect to the 1851 Building, percentage obtained by dividing the Rentable Area of the 1851 Space which has been Delivered by Landlord by the total Rentable Area of the 1851 Building and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1851 Building Share”). As of the Lease Date, the 1851 Building Share will be 100%, subject to adjustment pursuant to Section 2.6 below.
(k)    “Project Shares” or “Project Share” means, with respect to the calculation of Operating Expenses according to Section 1.3(j), the following:
(i)    With respect to the 1751 Building, percentage obtained by dividing the Rentable Area of the 1751 Space by the total rentable square footage of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1751 Project Share”). As of the Commencement Date, upon which the Temporary Space becomes part of the Premises (and is thereafter referred to as the 1751 Space), the 1751 Project Share will be 3.11%, subject to adjustment pursuant to Section 2.6 below.
(ii)    With respect to the 1801 Building, percentage obtained by dividing the Rentable Area of the 1801 Space that has been Delivered by Landlord by the total rentable square footage of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1801 Project Share”). As of the Lease Date, the 1801 Project Share will be 10.75%, subject to adjustment pursuant to Section 2.6 below.
(iii)    With respect to the 1851 Building, percentage obtained by dividing the Rentable Area of the 1851 Space which has been Delivered by Landlord by the total rentable square footage of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place (the “1851 Project Share”). As of the Lease Date, the 1851 Project Share will be 14.95%, subject to adjustment pursuant to Section 2.6 below.
The Rentable Area of the Project (and therefore, Project Shares) will be subject to adjustment based on the number of buildings in the Project that Landlord may own, from time to time.
(l)    “Security Deposit” means $0.00. See, however, Sections 1.1(r) and 28 regarding the “Letter of Credit.”
(m)    “Landlord’s Manager’s Address” means:
Jones Lang LaSalle Americas, Inc.
1601 Harbor Bay Parkway Suite 110
Alameda, CA 94502
Attention: Chris Wakefield – General Manager

(n)    “Landlord’s General Address” means:
Ascentris 105, LLC
1401 17th Street, 12th Floor
Denver, Colorado 80202
Attention: Robert A. Toomey, Jr., Manager
(o)    “Landlord’s Payment Address” means:
Ascentris 105, LLC
c/o Jones Lang LaSalle
P.O. Box 748365
Los Angeles, CA 90074-8365
(p)    “Tenant’s Notice Address” means:
for notices given before the Commencement Date:
Exelixis, Inc.
210 East Grand Avenue
South San Francisco CA 94080
Attention: Executive Vice President, General Counsel and Secretary
and for notices given after the Commencement Date:
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, California 94502
Attention: Executive Vice President, General Counsel and Secretary
In each case, with a copy to:
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111-5800
Attn: Anna B. Pope
(q)    “Tenant’s Invoice Address” means:
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, California 94502
Attention: Accounts Payable APGroup@exelixis.com
(r)    “Letter of Credit” means a single irrevocable, standby letter of credit as security for the performance of the obligations of Tenant hereunder in a form substantially similar to that attached as Exhibit F and consistent with the terms of Section 28 of this Lease in the initial amount of $500,000.00 (the “L/C Amount”). Within two (2) business days following mutual execution of this Lease (the “Deposit Date”), Tenant will deliver the Letter of Credit to Landlord, as additional consideration to induce Landlord to enter into this Lease. Provided that no default of the Lease by Tenant has occurred beyond any applicable cure period (unless transmittal of notice of a default of the Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such default), the L/C Amount shall periodically decrease in accordance with this Section 1.1(r), including the schedule set forth below, with each period during which the L/C Amount is at a certain level being a “L/C Amount Period” and the months set forth below being the months after the Commencement Date. Notwithstanding the foregoing, until the last L/C Amount Period, upon the occurrence of any monetary or insolvency Default during a L/C Amount Period (without limiting Landlord’s other remedies under this Lease), the next applicable reduction of the L/C Amount will automatically be extended one full L/C Amount Period, and all subsequent reductions will be postponed for a corresponding period of time. For instance, if Tenant first commits a monetary or insolvency Default, in Month 28 of the Term, the L/C Amount will not be decreased from $405,000.00 to $364,500.00 until Month 49 of the Term, and will not be decreased from $364,500.00 to $328,050.00 until Month 61 of the Term.

L/C Amount Period (Months after the Commencement Date)	L/C Amount*
Deposit Date** through Month 12	$500,000.00
Months 13 through 24	$450,000.00
Months 25 through 36	$405,000.00
Months 37 through 48	$364,500.00
Months 49 through 60	$328,050.00
Months 61 through 72	$295,245.00
Months 73 through 84	$265,720.50
Months 85 through 120	$252,698.10

* These changes in the L/C Amount may be delayed as set forth above, and Tenant will be responsible for causing any such modifications of the applicable Letter of Credit to be made at Tenant’s sole cost.
** The first L/C Amount Period will begin on the date Tenant deposits the Letter of Credit with Landlord and end on Month 12 of the Term.
(s)    “Brokers” means the following brokers who will be paid by Landlord: Kidder Matthews and Cushman Wakefield; and the following brokers who will be paid by Tenant: None.
Exhibits and Riders. The Exhibits and Riders listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits or Riders and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Riders will control. The Exhibits to this Lease are:

Exhibit A	–	Plan Delineating the Premises and Tenant Maintained Outdoor Areas
Exhibit B	–	Possession and Leasehold Improvements Exhibit
Exhibit C	–	Occupancy Estoppel Certificate
Exhibit D	–	Rules and Regulations
Exhibit E	–	Intentionally Omitted
Exhibit F	–	Form of Letter of Credit
Exhibit G	–	HVAC Equipment List

Additional Definitions. In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:
(a)    “Additional Rent” means the Rent payable according to Section 3.2.
(b)    “Affiliates” of a party means that party’s parent, subsidiary and affiliated corporations and its and their managers, members, partners, venturers, directors, officers, shareholders, agents, servants and employees.
(c)    “Building Standard” means the scope and quality of leasehold improvements, Building systems or Building services, as the context may require, generally offered from time to time to all office tenants of the Buildings.
(d)    “Business Hours” means the hours from 7:00 a.m. to 7:00 p.m. on Monday through Friday.
(e)    “Common Areas” means certain interior and exterior common and public areas located on the Project and in the respective Buildings as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees, including any fitness center in the Project made available to tenants; it being understood that the Common Areas will not include the Tenant Maintained Outdoor Areas. With respect to Single User Buildings, there will be no interior Common Areas within such Buildings; provided, however, Landlord will have access to the Single User Buildings in accordance with this Lease, including, without limitation, Sections 2.4 and 5.
(f)    “Costs” means the aggregate of all ordinary and customary real property operating costs (other than those expressly excluded below) incurred or accrued during each calendar year according to standard real estate accounting principles for operating, managing, administering, equipping, securing and protecting (to the extent such services are provided by Landlord), insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, any portion of the Project, Buildings and Common Areas (any of which may be furnished by Landlord, an Affiliate of Landlord, or a third party, including an owners’ association or declarant under a Declaration); the total amounts paid by or due from Landlord in satisfaction of any charges or assessments made by any association or other party in connection with providing any services or benefits to the Premises, Buildings or the Project pursuant to any Declaration, but excluding the costs of electricity used in the Premises, which will be paid by Tenant pursuant to Section 5.2(f); management fees calculated according to the management agreement between Landlord and its managing agent, which management fees will be at a then‑current market rate) and shall never exceed 3% of gross revenues with respect to the portion of the Premises located in a Multi User Building and 2% of gross revenues with respect to the portion of the Premises located in a Single User Building (and the percentage will be adjusted accordingly if a Multi User Building is converted into a Single User Building and vice versa) and shall never exceed rates charged by third party commercial real estate property managers for comparable services at comparable business parks in the San Francisco Bay Area; reasonable fees and expenses incurred in connection with Landlord’s registration of the Buildings and/or Project with the Environmental Protection Agency’s Energy Star® Portfolio Manager system (the “Portfolio Manager System”) and with Landlord’s collection, tracking and disclosure of energy consumption information with respect to the Buildings and/or Project as may be reasonably necessary to comply with California Public Resources Code Section 25402.10; fees and expenses (including reasonable attorneys’ fees) incurred in contesting, in good faith, the validity of any Laws that would cause an increase in Costs, provided that Landlord believes, in good faith, that the cost savings will be greater than the fees required to pursue such contest; depreciation and amortization on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life (“Permitted Depreciation and Amortization”); and, except as otherwise expressly set forth in this Lease, costs (whether capital or not) that (i) are incurred in order to conform to changes subsequent to the Lease Date in any Laws, or (ii) have been or are incurred with the reasonably expectation of a substantial reduction in Costs or the rate of increase in Costs (the costs described in clauses (i) and (ii) will be charged to Costs in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws] or over the period Landlord reasonably estimates that it will take for the savings in Costs achieved by such items to equal their cost [in the case of items intended to reduce Costs or their rate of increase], and in either case together with interest, at the average Prime Rate in effect during each calendar year that such costs are charged to Costs, on the unamortized balance) (collectively, “Permitted Capital Expenditures”).
Costs will not include (1) principal, interest, points or fee on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or Project; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Project; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Project (other than such tenants’ regular contributions to Costs); (6) any amortization or depreciation, except for Permitted Depreciation and Amortization and Permitted Capital Expenditures, (7) and capital expenditures as determined in accordance with generally accepted accounting principles, except for Permitted Capital Expenditures; (8) legal fees and other costs incurred in connection with negotiating leases or collecting rents, (9) legal fees and other costs incurred in connection with disputes with present or prospective tenants, other occupants of the Building or Project, or other third parties; (10) costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (11) any fines, costs, penalties or interest resulting from Landlord’s failure to comply with Laws, except as expressly provided above; (12) expenses in connection with services or other benefits which are exclusively offered to one tenant in the Project but not offered to Tenant or other tenants generally or for which Tenant is charged directly but which are not provided to another tenant or occupant of the Building or Project; (13) costs incurred by Landlord due to the violation by Landlord or any other tenant other than Tenant of the terms and conditions of any lease of space in the Building or Project; (14) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord other than reasonable payments to food trucks to meet sales minimums; (15) (intentionally omitted); (16) all items and services for which Tenant or any other tenant of the Building or Project reimburses or is obligated to reimburse Landlord and which Landlord provides selectively to one or more tenants in the Project but not offered to Tenant or other tenants generally; (17) (intentionally omitted); (18) electric power costs for which any tenant directly contracts with the local public service company; (19) services provided and costs incurred in connection with any operation of any retail, restaurant or deli in the Building, if any; (20) (intentionally omitted);

(21) (intentionally omitted); (22) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord or management agent or anyone else over the level of Project supervisor; (23) the cost of correcting defects in the original construction of the Buildings; (24) the cost of any repair made by Landlord because of the total or partial destruction of the Building or Project, or the condemnation of a portion of the Building or Project that is reimbursed by insurance or condemnation award; (25) the cost of overtime or other expense to Landlord due to Landlord’s defaults or incurred while performing work expressly provided in this lease to be borne at Landlord’s expense (but not including overtime related to emergencies or required weekend work); (26) allowances, concessions, permits, licensees, inspections, and other costs and expenses incurred in completing, fixturing, renovating, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building or Project, or vacant leasable space in the Building or Project, or constructing or finishing demising walls (but not including paint touch-up) and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter; (27) after hours or overtime HVAC costs or electricity costs if chargeable or charged separately to other Building tenants; (28) expenses incurred by Landlord with respect to a tenant’s space located in another project in connection with such tenant’s leasing of space in the Project; (29) any cost representing an amount paid for first-class services or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such first-class services or materials at the then-existing market rates to an unrelated person, firm, or entity; (30) costs incurred due to the late payment of taxes, utility bills or other amounts owing, so long as Landlord was obligated to make such payments and did not in good faith dispute the amount of such payments; (31) general corporate overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent, except as otherwise included in Landlord’s management fees; (32) any increase in insurance premiums caused by Landlord’s or any tenant’s acts (other than Tenant’s acts) with respect to “Hazardous Material” (as defined in Section 4.4); (33) moving expense costs of tenants of the Building or Project; (34) costs incurred for any items to the extent Landlord recovers under a manufacturer’s, materialmen’s vendor’s or contractor’s warranty; (35) costs of acquisition (but not maintenance and repair) of sculpture, paintings, or other objects of art; (36) any rent or expenses for storage space or other facilities that solely benefits Landlord; (37) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Material and/or indoor air quality problems from the Building or Project, subject, however, to Tenant’s obligations with respect to Hazardous Material as set forth in Section 4.4; (38) costs directly resulting from the gross negligence or intentional misconduct of Landlord, or its Affiliates; (39) costs or fees relating to the defense of Landlord’s title or interest in the real estate containing the Building or Project, or any part thereof; (40) costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Building or Project; (41) (intentionally omitted); (42) the cost of installing, operating and maintaining any specialty service operated by the Landlord, such as an athletic or recreational club in the Building, unless Tenant has access to the same; (43) any bad debt loss; (44) costs and expenses incurred in connection with any transfer of an interest in the Landlord, the Building or the Project; and (45) any other expenses that under standard real estate accounting principles consistently applied would not be considered normal maintenance, repair, management or operation expenses.
For each calendar year during the Term, the amount by which those Costs that vary with occupancy (such as cleaning costs and utilities) would have increased had the Project been 100% occupied and operational and had all Project services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Costs for such calendar year.
Costs shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or its Affiliates in the purchase of any goods, utilities or services in connection with the prudent operation of the Buildings and Project. In the calculation of any expenses hereunder, it is understood that the same exact expense shall not be charged more than once. Landlord shall use its best efforts in good faith to effect an equitable proration of bills for services rendered to a Building and to any other property owned by Landlord or its Affiliates. In the event there exists a conflict as to an expense which is specified to be included in Costs and is also specified to be excluded from Costs within the above list, the exclusions listed above shall prevail and the expenses shall be deemed excluded. Landlord shall not recover more than 100% of the Costs actually incurred by Landlord.
(g)    “Declarations” means any declaration, reciprocal easement agreement or other similar instrument or agreement relating to access, use and/or maintenance of the Project and improvements thereon that now affect or in the future may affect the Project and is recorded in the real property records of Alameda County, California, as they may be recorded, amended and otherwise modified. This Lease and all of Tenant’s rights hereunder are and will be subject and subordinate to all Declarations. While such subordination will occur automatically, Tenant agrees to execute and deliver to Landlord or the applicable association or party contemplated by the applicable Declaration, within 10 days after request and without cost to Landlord, such commercially reasonable instrument(s) as may be reasonably required to evidence such subordination. Notwithstanding the foregoing, from and after the Lease Date, Landlord shall not voluntarily create or acquiesce to the creation of any new Declaration or a modification of any existing Declaration which would materially diminish the rights of Tenant under this Lease, materially increase Tenant’s costs under this Lease, materially reduce the available parking spaces for Tenant’s use at the Buildings or Project, or materially interfere with Tenant’s access to the Buildings or parking areas in the Project.
(h)    “Delivers” (or “Deliver” or “Delivered”, as the context may require) means Landlord tenders possession of the applicable portion of the Premises in the condition required by Section 2.2 of this Lease and Exhibit B attached hereto.
(i)    “Laws” means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.
(j)    “Operating Expenses” means the sum of (i) the 1751 Building Share multiplied by the Costs and Taxes incurred by Landlord in such calendar year in connection with the 1751 Building, (ii) the 1801 Building Share multiplied by the Costs and Taxes incurred by Landlord in such calendar year in connection with the 1801 Building, (iii) the 1851 Building Share multiplied by the Costs and Taxes incurred by Landlord in such calendar year in connection with the 1851 Building, (iv) the 1751 Project Share multiplied by all Costs and Taxes incurred by Landlord in such calendar year in connection with the Project, (v) the 1801 Project Share multiplied by all Costs and Taxes incurred by Landlord in such calendar year in connection with the Project, (vi) the 1851 Project Share multiplied by all Costs and Taxes incurred by Landlord in such calendar year in connection with the Project; the Project Shares shall include a share of all Costs and Taxes incurred by Landlord in connection with the Common Areas of the Project, but shall exclude Costs and Taxes incurred by Landlord with respect to any particular building in the Project, as equitably and reasonably determined by Landlord in accordance with sound property management accounting principles.
(k)    “Portfolio Manager System” has the meaning set forth in Section 1.3(f).
(l)    “Prime Rate” means the rate of interest announced from time to time by Wells Fargo Bank, or any successor to it, as its prime rate. If Wells Fargo Bank or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.
(m)    “Rent” means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.
(n)    “Rentable Area” means the rentable area, measured in square feet, of any described space within the respective Buildings or Project, as applicable, as determined pursuant to a Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.
(o)    “Taxes” means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the respective Buildings or Project, the personal property used in operating the respective Buildings or Project, and the rents and additional charges payable by tenants of the respective Buildings or Project, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the respective Buildings or Project, the leasehold estate of Landlord or the tenants of the respective Buildings or Project, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Notwithstanding the foregoing, if a reassessment of the respective Buildings or Project for ad valorem property tax purposes, including any reassessment pursuant to California Constitution Article 13A and Sections 60 through 67 of the California Revenue & Taxation Code, occurs, then Tenant will be obligated to pay the Building Shares and/or the Project Shares of any such additional Taxes resulting from any such reassessment with respect to the respective Buildings or Project. Notwithstanding the foregoing, Taxes shall not include any tax upon Landlord’s net income or profits and shall also not include: business professional, occupational and license taxes (BPOL), federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes (collectively, “Excluded Taxes”). Landlord shall pay all real property taxes and assessments by the date due, and shall, upon Tenant’s written request, furnish Tenant with evidence of such payment. Taxes shall not include any interest, late fees or other changes incurred as a result of Landlord’s failure to pay Taxes as and when due. Landlord shall not include in taxes any interest or penalties incurred by Landlord by reason of Landlord’s failure to pay in a timely manner any real property taxes and assessments. Landlord shall not recover more than 100% of the Taxes actually incurred by Landlord.
(p)    “Tenant Maintained Outdoor Areas” means certain exterior areas located outside of the 1801 Building and the 1851 Building as depicted in Exhibit A, as may be adjusted by Landlord from time to time, that will be maintained by Tenant for the use by Tenant and its employees, guests, customers, agents and invitees; provided, however, that the exterior areas surrounding the 1801 Building will not be considered part of the Tenant Maintained Outdoor Areas until the time, if ever, the 1801 Building is converted into a Single User Building.
2.    GRANT OF LEASE.
2.1    Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the exclusive right to use the Tenant Maintained Outdoor Areas and the non-exclusive right to use the Common Areas, for the Term. Subject to the terms and conditions of this Lease and Landlord’s right to close the Buildings or Project in the event of an emergency, Tenant shall have access to the Premises 24 hours per day, seven days per week. Tenant’s exclusive right to use the Tenant Maintained Outdoor Areas will mean Tenant can erect and maintain fences and hedges to exclude others from the Tenant Maintained Outdoor Areas and may reasonably request that such persons leave the Tenant Maintained Outdoor Areas.
2.2    Acceptance of Premises. On the applicable “Start Dates” (as defined in Exhibit B), Landlord will deliver the Premises to Tenant in a clean condition, with the roof of each Building in good condition and repair, with all base building and Premises systems in good working order and condition, and, to the extent expressly required by the City of Alameda, with the path of travel to the applicable portion of the Premises and Common Areas in each Building in compliance with all regulatory/municipal requirements, including Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Any capital expenditures required exclusively for such work to the base building systems, path of travel, or the Common Areas will be the responsibility of Landlord, at Landlord’s cost, and shall not be included as a Cost. Except as expressly set forth in this Lease, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises, the Buildings or the Project or with respect to the suitability or fitness for the conduct of the Use or for any other purpose. On the applicable Start Dates, Tenant agrees to accept the Premises in its “as is” physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same), except as expressly set forth in this Lease.
2.3    Quiet Enjoyment. Landlord covenants that during the Term, Tenant will have quiet and peaceable possession of the Premises free from claims by, through and under Landlord, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.
2.4    Landlord and Tenant Covenants. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.
2.5    Landlord’s Reserved Rights. With respect to Multi User Buildings, Landlord reserves, for Landlord’s exclusive use, any of the following (other than those installed for Tenant’s exclusive use) that may be located in such Multi User Buildings: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts. With respect to Single User Buildings, Landlord will have access to the roofs, all structural elements, the heating, ventilation and air conditioning (“HVAC”) systems and elevators located in such Single User Buildings for the purposes of inspection and performance of Landlord’s obligations under this Lease. In connection with the foregoing, and in addition to other rights in favor of Landlord set forth herein, Landlord, its agents and employees will have the right to enter the Premises from time to time at reasonable times and upon at least 24 hours’ written notice (which may be by email), unless a shorter time frame is agreed to by Tenant on a case-by-case basis, and except in case of emergency, in which case, Landlord shall endeavor to provide notice to Tenant as soon as practicable, to examine the same, obtain ingress to and egress from the portions of the Premises to which Landlord has a right to access under this Lease, show them to prospective purchasers, lenders, investors, employees or consultants (and during the last 24 months of the Term or any time during the Term if Tenant is in Default, to prospective tenants), to supply janitorial services or any other services to be provided by Landlord to Tenant, to inspect or cause a consultant to inspect all portions of the Premises to ensure Tenant’s compliance with its maintenance and operational obligations under this Lease, to post notices of non-responsibility, to record any amendments to the Declarations and to create any related associations; without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises. In any entrance into the Premises pursuant to the provisions of this Section 2.5, Landlord shall ensure compliance with Tenant’s reasonable security and operational procedures previously detailed by Tenant to Landlord, except to the extent Landlord or its agents determine that an emergency makes compliance with such procedures impracticable. Tenant may from time to time upon five days’ advance written notice to Landlord designate, as secured areas of the Premises, areas where unusually confidential information is kept; provided that such secured areas must be reasonably located so that such secured areas do not interfere with Landlord performing its obligations under this Lease. Except in the case of emergency (as determined by Landlord in good faith), Landlord shall not enter such secured areas unless accompanied by a representative of Tenant. Tenant agrees to make such representative available to Landlord during Business Hours upon reasonable advance written request by Landlord (which may be by email) at least 24 hours’ in advance. Landlord shall at all times be provided with a means of entry to the secured areas in the event of an emergency.
2.6    Rentable Area Adjustments. For purposes of all amounts, percentages and figures appearing or referred to in this Lease (including, without limitation, Building Shares and Project Shares), the Rentable Area of the Project, Buildings or Premises shall not be subject to remeasurement, except as follows: if the Premises, Building or Project shall be materially physically expanded or contracted, Landlord may cause its architect to measure and certify to Landlord and Tenant the Rentable Area of the Project, Buildings or Premises pursuant to standards set forth in Section 1.3(n) and, upon the request of Landlord, Landlord and Tenant will execute an amendment to this Lease to modify all amounts, percentages and figures appearing or referred to in this Lease (including, without limitation, Building Shares and Project Shares) as may be necessary to conform to such remeasurement.
3.    RENT.
3.1    Base Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each month (or portion of a month) described in Section 1.1(i) will be payable in equal monthly installments for such month (or portion), in advance, on or before the first day of each and every month during the Term; provided, however, that the first full months’ Base Rent payment due (less applicable Rent Abatement) will be made upon execution of this Lease by Tenant. However, if the Term commences on a date other than the first day of a month or the Term ends on a date other than the last day of a month, Base Rent for such month will be appropriately adjusted on a prorated basis. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be obligated to pay Base Rent on a given portion of the Premises prior to the date Landlord has delivered such portion of the Premises. No Base Rent shall be payable on the Temporary Space until the Commencement Date occurs.

3.2    Additional Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below, Operating Expenses.
(a)    Estimated Payments. Prior to the Commencement Date and as soon as practicable after the beginning of each calendar year thereafter, Landlord will notify Tenant in writing of Landlord’s estimate of the Operating Expenses for the ensuing calendar year. On or before the first day of each month during the Term, commencing on the applicable Commencement Date for each portion of the Premises, Tenant will pay to Landlord, in advance, 1/12th of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year’s estimate until the month after the month in which such notice is given. However, if a Commencement Date falls on a date other than the first day of a month or the Term ends on other than the last day of a month, Operating Expenses for such month will be appropriately adjusted on a prorated basis. In the month Tenant first pays based on Landlord’s new estimate, Tenant will pay to Landlord 1/12th of the difference between the new estimate and the prior year’s estimate for each month which has elapsed since the beginning of the current calendar year.

(b)    Annual Settlement. As soon as practicable after the close of each calendar year, but by no later than May 1 following the close of such calendar year, Landlord will deliver to Tenant its written statement setting forth in reasonable detail the Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Operating Expenses applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term.
(c)    Final Payment. Tenant’s obligation to pay the Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord’s estimate of the amount by which Operating Expenses through the date of such expiration or early termination will exceed Tenant’s estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord’s invoice. Notwithstanding the foregoing, in the event that Landlord shall fail to invoice Tenant for any Additional Rent pursuant to this Section 3.2 by May 1 following the close of the calendar year in which the expiration or earlier termination of the Term occurs, then Landlord shall be deemed to have waived its right to collect such Additional Rent. In the event that Tenant is entitled to a refund pursuant to this Section 3.2, Landlord shall pay such amount within 30 days after the end of the Term and Landlord’s obligation to refund any such amounts will survive termination or expiration of the Term.

(d)    Tenant’s Right to Audit. Tenant will have the right to inspect and audit Landlord’s books and records with respect to Operating Expenses covered by such annual statement (an “Audit”), provided that Tenant provides Landlord 10 days’ prior notice of Tenant’s intention to conduct such Audit, which notice must be delivered to Landlord on or before the date that is 90 days after Tenant’s receipt of the applicable annual statement (including an annual statement received after the expiration or earlier termination of the Term). In the event Tenant does not give Landlord notice of its election to conduct an Audit within such 90-day period, the terms and amounts set forth in such annual statement will be conclusive and final, and Tenant shall have no further right to conduct an Audit with respect to such annual statement or the Operating Expenses related thereto. Tenant may only use a private accounting firm retained on an hourly or fixed-fee basis or Tenant’s internal accounting staff to conduct an Audit; in no event may Tenant use any auditor paid on a contingency fee or result-based basis. If the conclusion of the Audit (which conclusion must be reasonably supported by the documentation reviewed in connection with the Audit) reveals that the amount charged by Landlord for Operating Expenses was greater than actual Operating Expenses, Landlord will credit against Rent next coming due after the completion of the Audit (or if the Term has expired, Landlord will pay to Tenant within 30 days after the completion of the Audit) the amount due to Tenant based on such difference, and if such conclusion of the Audit is that the amount charged by Landlord for Operating Expenses was less than actual Operating Expenses, Tenant will pay to Landlord the amount due from Tenant based on such difference within 30 days after the completion of the Audit. If the conclusion of the Audit reveals that the amount charged by Landlord for Operating Expenses was greater than 105% of the actual Operating Expenses, Landlord will be responsible for its own costs and expenses related to the Audit and will reimburse Tenant for the actual and reasonable costs charged by the accounting firm retained by Tenant, if any, to conduct the Audit, excluding travel and lodging expenses within 30 days after Landlord’s receipt of Tenant’s request and evidence of such costs. A permitted assignee of Tenant’s interest in this Lease may conduct an Audit, but only with respect to annual statements delivered after the effective date of the applicable assignment of the Tenant’s interest in this Lease. No subtenant of the Premises will be permitted to conduct an Audit.
3.3    Other Taxes. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than Excluded Taxes and taxes included in the definition of Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.
3.4    Terms of Payment. All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord’s Payment Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off, except as otherwise expressly provided in this Lease.

3.5    Interest on Late Payments, Late Charge. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any amount payable under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. All amounts payable under this Lease by Tenant to Landlord, if not paid within five days after such amounts are past due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 4% in excess of the then-current Prime Rate. Landlord, at Landlord’s option, in addition to past due interest, may charge Tenant a late charge for all payments not paid within five days after such amounts are past due, equal to the lesser of 4% of the amount of said late payment or the maximum amount permitted by law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord will in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
3.6    Right to Accept Payments. No receipt by Landlord of an amount less than Tenant’s full amount due will be deemed to be other than payment “on account”, nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord: (a) after the expiration or other termination of the Term, or after termination of Tenant’s right to possession of the Premises, will reinstate, continue or extend the Term; or (b) will invalidate or make ineffective any notice (other than a demand for payment of money) given prior to such payment by Landlord to Tenant. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.
4.    USE AND OCCUPANCY
4.1    Use. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(g), or for such other purpose as Landlord expressly authorizes in writing.
4.2    Compliance. Tenant agrees to use the Premises and the Tenant Maintained Areas in compliance with all Laws applicable to Tenant’s use, occupancy or alteration of the Premises and the Tenant Maintained Areas or the condition of the Premises and the Tenant Maintained Areas resulting from such use, occupancy or alteration, at Tenant’s sole cost and expense.
4.3    Occupancy. Tenant will not do or permit anything which obstructs or unreasonably interferes with other tenants’ rights or with Landlord’s providing Building or Project services, or which injures or annoys other tenants, as determined by Landlord in good faith. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything (other than the “Permitted Hazardous Materials” [as defined in Section 4.4(b) below]) of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property (other than the Permitted Hazardous Materials) brought into the Project by Tenant or on Tenant’s request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord’s reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which would be reasonably expected to cause the cancellation of any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant’s failure to comply with the provisions of this Section 4.3, (a) any insurance coverage becomes unavailable, then Landlord will have the option to terminate this Lease; or (b) any insurance premiums increase, then Landlord may, upon written notice to Tenant, require Tenant to promptly pay to Landlord as Rent the amount of the increase in insurance premiums.
4.4    Hazardous Material.
(a)    The term “Hazardous Material” as used in this Lease means any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be owned or about the Premises is either: (i) potentially injurious to the public health, safety, or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under applicable statute or common law theory. Hazardous Material will include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, asbestos, chlorofluorocarbons, polychlorinated biphenyls (PCBs) and formaldehyde. Tenant will not bring, place, hold, treat, or dispose of any Hazardous Material on, under, or about the Premises, the Buildings, or the Project except in compliance with “Applicable Environmental Laws” (as defined below). The term “Hazardous Materials” does not include office supplies (such as cleaning materials and toner ink) used in the ordinary course of business in compliance with Applicable Environmental Laws. Except as permitted pursuant to Section 4.4(b) below, Tenant will not cause or allow any Hazardous Material to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises.
(b)    Tenant may utilize certain Hazardous Materials in the designated laboratory and manufacturing areas of the Premises in connection with Tenant’s research and development operations that (i) are necessary or useful to Tenant’s business, (ii) will be used, kept, and stored in a safe manner consistent with then-current best practices and in compliance with all Applicable Environmental Laws, and (iii) for which Tenant obtains, at Tenant’s sole cost and expense, any environmental permits, plans or approvals required for its operations under this Lease and for the Premises, including, but not limited to Hazardous Materials Business Plans, Storm Water Pollution Prevention Plans, Spill Response Plans, Air Pollution Control Permits, and Waste Discharge Requirements (Hazardous Materials meeting the criteria in this sentence are “Permitted Hazardous Materials”). Upon Landlord’s request, Tenant shall promptly provide to Landlord copies of any Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to such Permitted Hazardous Materials. Tenant will be solely liable for any damages due to or arising from the Permitted Hazardous Materials. Tenant will indemnify, defend and hold harmless Landlord, its managers, members, partners, officers, directors, subsidiaries, affiliates, employees and agents and Property Manager from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising from the Permitted Hazardous Materials.
(c)    Tenant will promptly comply with the requirements of Section 25359.7(b) of the California Health and Safety Code and/or any successor or similar statute. Accordingly, if Tenant knows, or has reasonable cause to believe, that Hazardous Material, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, in violation of Applicable Environmental Laws, Tenant will promptly give written notice of such fact to Landlord. Tenant will also promptly give Landlord a copy of any written statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge off, or exposure to, any Hazardous Material, or contamination in, on, under, or about the Premises in violation of Applicable Environmental Laws. Should Tenant fail to so notify Landlord, Landlord will have all rights and remedies provided for such a failure by such Section 25359.7(b) in addition to all other rights and remedies which Landlord may have under this Lease or otherwise. Additionally, Tenant will immediately notify Landlord in writing of (i) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Material involving the Premises, the Buildings, or the Project, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Buildings, or the Project related to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material, (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Material at or removed from the Premises, the Buildings, or the Project, including any complaints, notices, warnings, or assertions of any violation in connection therewith, and (iv) any spill, release, discharge, or disposal of Hazardous Material that occurs with respect to the Premises or Tenant’s operations, including, without limitation, those that would constitute a violation of California Health and Safety Code Section 25249.5 or any other Applicable Environmental Law.
(d)    Tenant will promptly and diligently abate any Hazardous Material brought, placed, or leaked onto, or under, the Premises during the Term by Tenant or any of Tenant’s employees, agents, representatives, licensees, guests, contractors or invitees, in violation of Applicable Environmental Laws. Additionally, to the extent Tenant brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Premises, Tenant will remove all such chlorofluorocarbons prior to, or upon, termination of the Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known or supposed to be Hazardous Material. Tenant, however, will not take any remedial action related to Hazardous Material located in or about the Premises, the Buildings or the Project in violation of Applicable Environmental Laws and will not enter into a settlement, consent decree, or compromise in response to any claim related to Hazardous Material, without first notifying Landlord in writing of Tenant’s proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord’s interest in the Premises, the Buildings and the Project.
(e)    In addition to any other indemnity contained in this Lease, Tenant hereby will protect, defend, indemnify, and hold Landlord, its partners, managers, members, officers, directors, subsidiaries, affiliates, lenders, employees and agents, and Landlord’s property manager (“Property Manager”) and ground lessor, if any (individually a “Landlord Party” and collectively “Landlord Parties”), and the Premises, harmless, unless due to the gross negligence or willful misconduct of any Landlord Party, from and against any and all losses, liabilities, general, special, consequential and/or incidental damages, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs, reasonable attorneys’ fees, damages to any person, the Premises, the Buildings, the Project, or any other property or loss of rents) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Landlord with respect to, or as a result of: (i) breach by Tenant of any of the covenants set forth in this Section 4.4, and/or (ii) to the extent caused or allowed by Tenant, or any agent, employee, contractor, invitee, or licensee of Tenant, the presence on, under, or the escape, seepage, leakage, spillage, discharge, emission, release from, onto, or into the Premises, the Buildings, the Project, any land, the atmosphere, or any watercourse, body of water, or ground water, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), any so-called “Superfund” or “Superlien” law, the Resource Conservation and Recovery Act of 1980 (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), California Health & Safety Code §§ 25100 et seq. and §§ 39000 et seq., the California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code §§ 13000 et seq.), any and all amendments and recodifications of the foregoing statutes, or any other federal, state, local, or other statute, law, ordinance, code, rule, regulation, permit, order, or decree regulating, relating to or imposing liability or standards of conduct concerning Hazardous Material; all of the foregoing will collectively be referred to as “Applicable Environmental Laws”). The undertaking and indemnification set forth in this Section 4.4 will survive the termination of this Lease and will continue to be the personal liability and obligation of Tenant.
(f)    Landlord represents and warrants to Tenant that to the actual knowledge of Jake Rome, who is the individual in Landlord’s organization in the best position to have knowledge of such matters, as of the Lease Date, Landlord has not received any written notice from any governmental entity of any violations of Applicable Environmental Laws affecting or applicable to the Premises or Buildings that have not been cured as of the Lease Date.
(g)    Tenant will obtain insurance or other evidence of financial capability satisfactory to Landlord (in its reasonable discretion) to assure compliance with the indemnity and other obligations of Tenant related to Hazardous Material set forth in this Lease or otherwise now or in the future required by Laws.
(h)    Subject to the limitations set forth in Section 2.5, Landlord and Landlord’s lender(s) will have the right to enter the Premises for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and with all Applicable Environmental Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Material from the Premises. The costs and expenses of such inspection will be paid by the party requesting same, unless a Default of this Lease, violation of Applicable Environmental Law, or a contamination, caused or contributed to by Tenant is found to exist or be imminent, or unless the inspection is required or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant will upon request reimburse Landlord or Landlord’s lender(s), as the case may be, for the costs and expenses of such inspections.
4.5    Civil Code Section 1938 Disclosure. California law requires the following disclosure:
“A Certified Access Specialist (“CASp”) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Tenant will only be permitted to have a CASp conduct an inspection as required by applicable Laws, and Landlord will only be required to contribute to the cost of repairs (as contemplated by this Section 4.5) to the extent required by applicable Laws.
5.    SERVICES AND UTILITIES; REPAIR AND MAINTENANCE OBLIGATIONS.
5.1    Landlord’s Standard Services (and Repair and Maintenance Responsibilities) for Multi User Buildings. During the Term, Landlord will operate and maintain the Multi User Buildings and the Project in compliance with all applicable Laws and according to those standards from time to time prevailing for comparable office buildings in the Alameda, California market area. Landlord will provide the following services according to such standards, the costs of which will be included in Costs to the extent provided in Section 1.3(f):
(a)    repair, maintenance and replacement of the Common Areas, including the fitness center, the roofs and all structural elements of the Multi User Buildings and all general mechanical, plumbing and electrical systems installed in the Project serving the Multi User Buildings, but excluding those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises;
(b)    HVAC in any Multi User Building (except any HVAC components exclusively serving the Premises, for which Tenant shall have maintenance, repair and replacement responsibility) for the Premises located therein and interior Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business office and research and development laboratory operations with “Customary Equipment” (as used in this Lease, “Customary Equipment” includes typewriters, calculators, dictation recorders, desk top personal computers, printers and similar devices and equipment, but will not include any machines, devices or equipment that materially and adversely affect the temperature otherwise maintained in the Premises or that require a voltage other than 120 volts, single phase, such as, for instance, data processing or heavy-duty computer or reproduction equipment);
(c)    electricity for lighting and operating Customary Equipment in the Premises located in a Multi User Building during Business Hours;
(d)    water for Tenant’s laboratory, small kitchens, washrooms and drinking fountains located in a Multi User Building, 24 hours per day, 7 days per week;
(e)    janitorial services to the Premises located in a Multi User Building and Common Areas, Monday through Friday, excluding national holidays;
(f)    passenger elevators in a Multi User Building for access to and from the floor(s) on which the Premises, 24 hours per day, 7 days per week;

(g)    toilet facilities in or serving any portion of the Premises located in a Multi User Building, including necessary washroom supplies sufficient for Tenant’s normal use, 24 hours per day, 7 days per week;
(h)    electric lighting for all Common Areas in a Multi User Building that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures, 24 hours per day, 7 days per week; and
(i)    replacement of tubes and ballasts in those Building Standard lighting fixtures installed in the Premises located in a Multi User Building.
5.2    Additional Services in Multi User Buildings.
(a)    If Tenant requires HVAC for the Premises located in Multi User Building during hours other than Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant, provided the request is made in the manner reasonably designated by Landlord for such requests from time to time and by 3:00 p.m. of the business day before the day that the additional service is required. Tenant will pay for such additional services at the standard hourly rate reasonably determined by Landlord from time to time.
(b)    If Tenant requires electric current, water or any other energy at times or in amounts in excess of those provided by Landlord in Multi User Buildings according to Section 5.1, such excess electric, water or other energy requirements will be supplied only with Landlord’s consent, which consent will not be unreasonably withheld, conditioned or delayed. If Landlord grants such consent, Tenant will pay all reasonable costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the excess requirements and the entire cost of such additional electricity, water or other energy so required, which costs will be reasonably determined by Landlord and charged to Tenant (i) by metering at applicable rates, where meters exist or are installed at Landlord’s direction, including all service and meter installation and/or reading charges; and/or (ii) by use and engineering surveys identifying all costs relating to consumption of such additional electricity, water or other energy (including, without limitation, survey costs, labor, utility rates and Landlord’s administrative fees to the extent allowed by applicable Laws and not in excess of 5% of such costs). For purposes of this Section 5.2(b), and subject to the limitations set forth in Section 2.5, from time to time during the Term, Landlord may enter the Premises located in a Multi User Building to install, maintain, replace or read meters for such excess requirements and/or to evaluate Tenant’s consumption of and demand for them.
(c)    If Tenant installs any machines, equipment or devices in the Premises located in a Multi User Building that do not constitute Customary Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the mechanical system of the respective Building would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises located in a Multi User Building, and Tenant will pay Landlord all actual costs of installing, operating and maintaining such supplementary units.
(d)    If Tenant requires any janitorial or cleaning services for Premises located in a Multi User Building in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant’s request made to Property Manager, provided that such excess services are available from Landlord’s regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services. Landlord will also provide, within a reasonable period after Tenant’s request made to Property Manager, at Tenant’s cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises located in a Multi User Building.
(e)    Tenant will pay as Rent, within 30 days after the date of Landlord’s invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2.
(f)    Notwithstanding anything to the contrary set forth in this Section 5.2, Landlord may determine, during its review of the “Preliminary Plans” (as defined in Exhibit B) or other plans for Alterations, in its reasonable discretion, to have the Premises separately submetered by Landlord, as opposed to the utility company, for electricity serving the lights and convenience outlets in the Premises located in a Multi User Building. The costs for installing such separate submeter will be included in “Tenant’s Work” (as defined in Exhibit B), and Landlord will pay the applicable utility company for such electricity. During the Term, Tenant will reimburse Landlord, as Additional Rent and at the same rate as charged by the utility company, for all costs incurred by Landlord for such electricity used in the Premises located in a Multi User Building, as reflected by such submeter.
5.3    Landlord’s Standard Services (and Repair, Maintenance and Replacement Responsibilities) For Single User Buildings. During the Term, Landlord will operate and maintain the Single User Buildings as follows, in compliance with all applicable Laws and in a manner consistent with those standards from time to time prevailing for comparable office and laboratory buildings in the Alameda, California market area; provided, however, that such operational and maintenance obligations for Single User Buildings will be limited to those matters contemplated in this Section 5.3, with the understanding that Tenant will have significant operational and maintenance obligations with respect to Single User Buildings under Section 5.4, and the foregoing standard will not apply to matters that are the subject of such obligations. Landlord will provide the following services to Single User Buildings according to such standards, the costs of which will be included in Costs to the extent provided in Section 1.3(f) except as otherwise expressly provided below:
(a)    repair, maintenance and replacement of the exterior Common Areas, the roofs and all structural elements of the Single User Buildings;
(b)    electricity for lighting and operating Customary Equipment in the Premises located in a Single User Building, provided, however, that Landlord will cooperate with Tenant if Tenant desires to arrange for the electricity in the Single User Buildings to be separately metered by the utility company. The costs for installing such separate meter will be included in “Tenant’s Work” (as defined in Exhibit B), and Tenant will directly pay the applicable utility company for such electricity, as reflected by such meter.
(c)    water for Tenant’s laboratory, kitchens, washrooms and drinking fountains, 24 hours per day, 7 days per week;
(d)    electric lighting for all exterior Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures, 24 hours per day, 7 days per week; and

(e)    repair and replacement of the building systems serving any Single User Buildings, including, without limitation, general mechanical, plumbing and electrical systems, HVAC systems, elevators and any other component of the Single User Building (excluding any portion of Tenant’s Work or any “Tenant Alterations” [as defined in Section 7.1]), to the extent that any single repair or replacement exceeds $75,000.00 (each, a “Major Replacement” and the costs incurred by Landlord in connection with a Major Replacement being a “Major Replacement Expenditure”).
5.4    Tenant’s Services (and Repair, Maintenance and Replacement Responsibilities) For Single User Buildings. During the Term, Tenant will, at its cost and expense, operate and maintain the Single User Buildings in compliance with all applicable Laws and according to those standards from time to time prevailing for comparable Class A buildings in the Alameda, California market area; provided, however, that the foregoing will not limit Landlord’s obligations under Section 5.3. Tenant will be responsible for the following services according to such standards:
(a)    repair, maintenance and replacement of all portions of the Single User Buildings (except as otherwise set forth in this Lease) and all general mechanical, plumbing and electrical systems installed within the Single User Building (other than Major Replacement Expenditures);
(b)    landscaping, maintenance, repair and replacement of the Tenant Maintained Outdoor Areas. Tenant will construct any signage, fencing or hedges (which will be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed) to indicate Tenant’s exclusive right to use the Tenant Maintained Outdoor Areas in accordance with Section 7.1 below;
(c)    HVAC in accordance with Section 5.5 below;
(d)    janitorial services to any Single User Building, Monday through Friday, excluding national holidays;
(e)    elevators in accordance with Section 5.6, 24 hours per day, 7 days per week;
(f)    toilet facilities in the Premises located in any Single User Building, including necessary washroom supplies sufficient for Tenant’s normal use, 24 hours per day, 7 days per week; and
(g)    replacement of tubes and ballasts in those Building Standard lighting fixtures installed in any Single User Building.
5.5    HVAC For Single User Buildings. Other than Major Replacement Expenditures, Tenant will pay the cost for all HVAC service provided to a Single User Building, including the cost of maintenance, repair and replacement of the equipment, ducting and other connections providing the same, subject to Sections 5.7 and 5.8.
5.6    Elevators For Single User Buildings. Other than Major Replacement Expenditures, Tenant will pay the cost for any elevators located in a Single User Building, including the cost of maintenance, repair and replacement of the equipment, ducting and other connections providing the same, subject to Sections 5.7 and 5.8.

5.7    Contactors and Contracts for Tenant’s Maintenance Obligations.
(a)    Maintenance Contractors. Tenant will engage one or more third-party contractors to perform the repair, maintenance and replacement obligations of Tenant under Sections 5.4, 5.5 and 5.6 with respect to the Single User Building(s) (each, a “Maintenance Contractor”). Each Maintenance Contractor will be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant’s Maintenance Contractor fails to perform its obligations in a commercially reasonable manner, Landlord, at its option, may remove the applicable Maintenance Contractor and arrange for a replacement Maintenance Contractor; provided, however, Landlord has notified Tenant of the failure of the applicable Maintenance Contractor to comply with the maintenance requirements set forth herein and Tenant has failed to cure such noncompliance within 10 business days from receipt by Tenant of Landlord’s notice. Any replacement Maintenance Contractor will be subject to Tenant’s approval, which approval will not be unreasonably withheld, conditioned or delayed.
(b)    Preventative Maintenance Contracts. In connection with its obligations under Sections 5.5 and 5.6, Tenant will enter into and keep in place preventative maintenance contracts on such equipment as is reasonably prudent under the circumstances, including, without limitation, the HVAC and elevator equipment serving each Single User Building (each, a “Preventative Maintenance Contract”). Such Preventative Maintenance Contracts will provide for periodic maintenance in accordance with the manufacturer’s specifications, and such maintenance will be performed by a licensed Maintenance Contractor in a manner which is consistent with and will not void, limit or impair any warranty then in effect for the applicable equipment or any other element of the Building such as, by way of example only, the roof. In the event Tenant fails to maintain such Preventative Maintenance Contract, Landlord, at its option, may arrange for a replacement Preventative Maintenance Contract for the applicable equipment, which Replacement Preventative Contract will be subject to Tenant’s approval, which will not be unreasonably withheld, conditioned or delayed; provided, however, Landlord has notified Tenant of such failure of Tenant to maintain a Preventative Maintenance Contract as set forth herein and Tenant has failed to cure such noncompliance within 10 business days from receipt by Tenant of Landlord’s notice, in which event the cost of such Preventative Maintenance Contract will be billed directly to Tenant and will be paid within 10 days of receipt of invoice therefor.
5.8    Request for Major Replacement; Reimbursement of Major Replacement Expenditures. Tenant will provide notice to Landlord if a Major Replacement is required. Landlord will have the right to review and inspect the equipment requiring the Major Replacement and to approve the Major Replacement, which approval will not be unreasonably withheld, conditioned or delayed. Upon such approval, Landlord will cause such Major Replacement to be performed. Notwithstanding anything to the contrary contained in this Lease, Landlord will be permitted to include in Costs annual installments for the amortization of each Major Replacement Expenditure over the useful life of the applicable Major Replacement.
5.9    Interruption of Services. If any of the services provided for in Sections 5.1, 5.2 or 5.3 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord’s reasonable control, any of the services required to be provided by Landlord under this Section 5 should become unavailable and should remain unavailable for a period in excess of 60 hours after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises untenantable, then commencing upon the expiration of such 60-hour period, Tenant’s Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord’s control, any such irregularity or stoppage that is required in order to comply with any Laws or that is required or recommended by governmental agencies for health or safety reasons will be deemed caused by a reason beyond Landlord’s control. Tenant hereby waives the provisions of Sections 1932, 1933(4) and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by Laws, and Tenant acknowledges that, except as specifically provided herein, in the event Landlord fails to make a repair or perform maintenance, Tenant’s sole remedy for such breach by Landlord will be an action for damages, and that Tenant will not be entitled to terminate this Lease, withhold Rent, or make any repair and deduct the cost of repair from Rent payable under this Lease.
5.10    Security. Only Landlord will determine the type and amount of any security services to be provided to the Project. Tenant may utilize any existing card readers installed at the entrance of the Premises; provided, however, that Tenant, at Tenant’s sole cost and expense, shall be obligated to install its own security system software for managing such card readers and controlling access and shall maintain and repair the software, hardware and firmware with respect to the card readers. In no event will Landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord, for (a) any entry of third parties into the Premises, the Buildings and/or the Project; (b) any damage or injury to persons or property; or (c) any loss of property in or about the Premises, the Buildings and/or the Project, if the subject event described in the foregoing clause (a), (b) or (c) occurs as a result of any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction or insufficiency of the security services provided by Landlord.
5.11    Amenities. Throughout the Term, the fitness center located in the Project will remain part of the Common Areas, and Landlord will endeavor to maintain such fitness center in a condition that is substantially the same as the condition that exists as of the Lease Date. The café located in the Project is currently leased by a third-party tenant. In the event that such tenant no longer operates the café, Landlord will endeavor to obtain a new café tenant and cause such café to be maintained in a condition that is substantially the same as the condition that exists as of the Lease Date.
6.    TENANT’S REPAIR AND MAINTENANCE OBLIGATIONS.
6.1    Repairs Within the Premises. Subject to the terms of Sections 3.6, 5, 10 and 12, and except to the extent Landlord is required to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant’s own expense: (a) at all times during the Term, maintain the Premises, all fixtures and equipment in the Premises and those portions of any mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve portions of the Premises located in Multi User Building, or are located in Single User Buildings, in good order and repair and in a condition that complies with all applicable Laws; and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the mechanical, plumbing or electrical systems that are damaged or broken, all under the supervision of Landlord (provided that in the event of a conflict between the foregoing clause and the provisions of Section 10, Section 10 shall control). All work done by Tenant or its contractors (which contractors will be subject to Landlord’s reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable Laws. Tenant will not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square foot basis as determined by any architect, engineer, or other consultant of Landlord, or as otherwise limited by any applicable Laws.
6.2    Failure to Maintain Premises. If Tenant fails to perform any of its obligations under Section 6.1, and Tenant fails to commence performance of its obligations within five business days after receipt of written notice from Landlord of the need for repairs or thereafter fails to diligently pursue the applicable repair to completion, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 30 days after the date of Landlord’s invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises subject to the terms and conditions in Section 2.5; provided that if the time is of the essence for making a repair (for instance, if the cost of repair or risk associated with not making the repair increases with time), it shall be deemed an emergency.
6.3    Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.
7.    ALTERATIONS.
7.1    Alterations by Tenant. Tenant may, from time to time, at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business (each a “Tenant Alteration”), provided that any such Tenant Alteration will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; (c) equal or exceed Building Standard; and (d) be carried out only by persons selected by Tenant and approved in writing by Landlord (such approval to not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Tenant may, without Landlord’s consent but upon at least 10 business days’ prior notice to Landlord (and provided that all other provisions of this Section 7.1 will otherwise apply), make Tenant Alterations which (a) do not exceed $5.00 per square foot of Rentable Area of the Premises affected by such change, addition or improvement, (b) do not affect the structural components of such Building, (c) do not materially affect the mechanical, electrical, plumbing, HVAC, fire suppression or similar Building systems, (d) do not affect the exterior of such Building and (e) do not cause any part of the Premises to become non-compliant with applicable Laws (“Permitted Alterations”). Landlord will have the right to post notices of non-responsibility or similar notices on the Premises, and to record such notices in the real property records of Alameda County, California, all in accordance with Section 8844 of the California Civil Code in order to protect the Premises, Buildings and Project against any liens resulting from such Work. Tenant will maintain, and will contractually cause the persons performing any such work relating to a Tenant Alteration to maintain (and Tenant’s contract with such persons will so provide that such person is obligated to maintain), worker’s compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out and for such additional time as may be further required for completed operations coverage. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. In addition to the foregoing, Tenant will cause the persons performing such work relating to such Tenant Alterations to execute agreements relating to reasonable rules and regulations, whereby such persons will agree to maintain insurance as set forth in such rules and regulations and to provide proof of such insurance upon request of Landlord. Landlord has the right to deny entry to the Premises to any persons performing work in the Premises relating to such Tenant Alterations until such persons have executed and delivered to Landlord such agreements relating to rules and regulations. Tenant will indemnify, defend and hold harmless Landlord, its managers, members, partners, officers, directors, subsidiaries, affiliates, employees and agents and Property Manager from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of Tenant’s failure to cause any persons performing work in the Premises relating to such Tenant Alterations to obtain the insurance required by this Lease. Subject to Exhibit B, Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Project attributable to such Tenant Alteration and the cost of any modifications to the Project outside the Premises that are required to be made in order to make the Tenant Alteration to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such Tenant Alteration upon its completion. Within 10 days after the completion of such Tenant Alteration, Tenant will, at its expense, record in the real property records of Alameda County, California a notice of completion in accordance with Section 8182 of the California Civil Code and provide Landlord with a copy of the same. All Tenant Alterations, whether temporary or permanent in character, will be Tenant’s property throughout the Term of this Lease and shall automatically become Landlord’s property upon termination of this Lease, or termination of Tenant’s right to possession of the Premises, without compensation to Tenant. If at the time Landlord consents to their installation (or in the case of Permitted Alterations, Landlord makes the request 10 business days prior to the expiration of the Term), Landlord requests or approves the removal by Tenant of any such Tenant Alterations upon termination of this Lease or the termination of Tenant’s right to possession of the Premises, Tenant will remove the same upon termination of this Lease, or termination of Tenant’s right to possession of the Premises, as provided in Section 15.1; provided that under no circumstances shall Tenant be required to remove any portion of the Leasehold Improvements (other than Specialized Tenant Improvements) constructed in accordance with Exhibit B. All other Tenant Alterations and the Leasehold Improvements shall be Landlord’s property upon termination of this Lease, or termination of Tenant’s right to possession of the Premises, and will be relinquished to Landlord in good condition, ordinary wear and tear and casualty excepted. Any and all Tenant Alterations that are “Telecom Equipment” (as defined below) will also be governed by the terms and conditions of Section 26, and if there is any conflict between the requirements of this Section 7.1 and those of Section 26 with respect to Telecom Equipment, Section 26 will govern.
7.2    Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Project, the Buildings, Common Areas and those Project and Building systems necessary to provide the services described in Section 5, and for such purposes, Landlord may enter the Premises subject to the terms and conditions in Section 2.5, without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry, nor will Landlord unreasonably restrict or impair Tenant’s access to the Premises or parking areas. No change, addition or improvement made by Landlord will materially impair Tenant’s use of the Premises for the Use, materially impair Tenant’s access to the Premises or reduce the amount of available parking Tenant is entitled to pursuant to this Lease.
8.    LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Project or Buildings. Tenant will keep title to the Project and Buildings free and clear of any such lien. Tenant will promptly notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will protect, defend, indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant’s sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord (but not more than 150% of the amount in dispute) which may be used by Landlord to release such lien if Tenant’s contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will promptly pay any judgment rendered and cause the lien to be released.
9.    INSURANCE.
9.1    Landlord’s Insurance. During the Term, Landlord will provide and keep in force the following insurance:
(a)    commercial general liability insurance relating to Landlord’s operation of the Project, including coverage for personal and bodily injury and death, and damage to others’ property;
(b)    “special causes of loss” property insurance relating to the Project (but excluding Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements in the Premises that are owned by Landlord during the Term; for purposes of this Section 9.1(b) and Section 9.2(d) below, unless this Lease provides that certain leasehold improvements, including, without limitation, equipment installed to serve the Premises, are owned by Tenant, then they will be deemed to be owned by Landlord);
(c)    loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and
(d)    such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Project or Building mortgagee requires.
Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Project or Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.
9.2    Tenant’s Insurance. The insurance carried by Tenant or such insurance carried by Tenant’s contractors or subcontractors pursuant to this Lease will be primary and non‑contributory insurance over any insurance carried by Landlord. During the Term, Tenant will provide, pay for, and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the use, occupancy or maintenance of the Premises, and all areas appurtenant thereto, by Tenant, its agents, representatives, employees, contractors or subcontractors.
(a)    Commercial General Liability. Tenant will maintain commercial general liability insurance covering liability arising out of the use, occupancy or maintenance of the Premises and the Tenant Maintained Outdoor Areas on an occurrence basis against claims for bodily injury, property damage and personal injury. Such insurance will provide minimum limits and coverage as follows:
(i)    Minimum Limits.

(A)	$1,000,000 Each Occurrence (Bodily Injury and Property Damage per location or project, as applicable).

(B)	$2,000,000 General Aggregate.

(C)	$2,000,000 Products / Completed Operations Aggregate.

(D)	$1,000,000 Personal and Advertising Injury.

(E)	$300,000 Fire Damage.
(ii)    Coverages.

(A)	1986 (or current equivalent) ISO Commercial General Liability Form (Occurrence Form)

(B)
Additional Insured, but only with respects to occurrences within the Premises and all areas appurtenant thereto: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates, lender and Property Manager.

(C)	Waiver of Subrogation in favor of Landlord and Property Manager.
(b)    Automobile Liability. Tenant will maintain business auto liability covering liability arising out of any owned, hired and non-owned autos.
(i)    Minimum Limits. $1,000,000 Combined Single Limit for each accident.
(c)    Workers Compensation. Tenant will maintain workers compensation and employers liability insurance applicable to its operations in the State of California.
(i)    Minimum Limits.

(A)	Workers Compensation: Statutory Limits.

(B)	Employers Liability:

(I)	Bodily Injury for Each Accident – $500,000.

(II)	Bodily Injury by Disease for Each Employee – $500,000.

(III)	Bodily Injury Disease Aggregate – $500,000.
(ii)    Coverages. Waiver of Subrogation in favor of Landlord and Property Manager.

(d)    Personal Property. Tenant will maintain property insurance covering all personal property and equipment (including, but not limited to Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements not required to be insured by the Landlord pursuant to Section 9.1(b)) in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and insuring against Special Causes of Loss, including an amount of no less than $1,000 for money and securities (inside and outside of the Premises) and vandalism and malicious mischief.
(e)    Umbrella/Excess Liability. Tenant will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Sections 9.2(a), (b) and (c)(i)(B) and will be at least as broad as each and every one of the underlying policies.
(i)    Minimum Limits.

(A)	$5,000,000 per Occurrence.

(B)	$5,000,000 Aggregate.
(f)    Other Insurance Provisions. Tenant will name, and will cause its contractors to name, Landlord, Property Manager, their Affiliates and their respective partners, managers, members, officers, directors and employees as additional insureds with respect to liability arising out of Tenant’s or its contractors’ or subcontractors’ use, occupancy, or maintenance of the Premises or activities performed thereon, on all liability policies carried by Tenant and/or Tenant’s contractors and subcontractors. All liability insurance policies carried by Tenant will include provisions for contractual liability coverage. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s indemnity obligations contained in this Lease. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Tenant, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Tenant’s indemnity obligations under Sections 4.3, 4.4(e), 7.1, 8, 11.3, 23 or 26.5 hereof or any other provision of this Lease. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant’s occupancy of the Premises without delivering the certificates and/or other evidence of insurance, will not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate will not constitute a waiver of Tenant’s obligations to provide the proper insurance.
(g)    Proof of Insurance. Prior to execution of this Lease, Tenant will furnish Property Manager with certificates of insurance evidencing the coverage outlined above and the Other Insurance Provisions outlined above. Insurance is to be placed with insurers with a Best’s rating of no less than A‑IX by carriers authorized to furnish insurance in the State of California. No such policy will be cancelable, non renewed or modified except after 30 days’ written notice to Property Manager. Tenant will maintain all of the foregoing insurance coverages in full force and effect until the expiration or earlier termination of this Lease.

9.3    Waiver of Subrogation. Landlord and Tenant agree that all insurance required to be carried under Sections 9.1(b), (c) and (d) and 9.2(d) and other property damage insurance which may be carried by either of them will be endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage will not affect the validity of such policy or the right of the insured to recover under such policy, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party (and, when the “other party” is Landlord, such waiver will apply to Property Manager as well). Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured (or required by the terms of this Lease to be insured) under valid and collectible insurance policies to the extent of any recovery collectible (or would have been collectible if the insurance required under this Lease had been maintained) under such insurance policies, and this waiver will expressly apply to any amount that is not reimbursable or paid by the damaged party’s insurer because of the deductible or self-insured retention portion of the damaged party’s insurance coverage.
10.    DAMAGE OR DESTRUCTION.
10.1    Termination Options. If any portion of the Premises, the respective Buildings or a portion of the Project reasonably necessary for the continued use of each Building and/or the Premises are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord’s architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to a portion of the Premises or to any other portion of the Buildings or Project necessary for Tenant’s occupancy cannot be completed within 365 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease with respect to the applicable portion of the Premises affected by such damage. If such estimate states that repair or restoration of all of such damage that was caused to the Buildings or applicable portion of the Project cannot be completed within 365 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to a portion of the Premises or to any other portion of the Buildings or the Project necessary for Tenant’s occupancy cannot be completed within 60 days from the date of such damage (provided that if Tenant has exercised, or proceeds to validly exercise an option to extend the Term within 15 business days of the occurrence of such damage, the “Term” for the purposes of the foregoing clause shall refer to the Term so extended), or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9.1 (and Tenant does not agree to pay the shortfall in the cost of restoration), then Landlord or Tenant will have the option to terminate this Lease with respect to the applicable portion of the Premises affected by such damage. Any option to terminate granted above must be exercised by written notice to the other party given within 10 business days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease with respect to a portion of the Premises, such termination will occur 30 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of any portion of the Premises by Tenant during such period.
10.2    Repair Obligations. If the Premises, the Buildings and/or Project are damaged by fire or other casualty and neither party terminates this Lease according to Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord’s control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2. Notwithstanding anything to the contrary contained herein, Tenant hereby waives the provisions of the California Civil Code, Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any other successor statutes thereof permitting Tenant to terminate this Lease as a result of any damage or destruction).
10.3    Rent Abatement. If any fire or casualty damage renders all or a portion of the Premises untenantable and if this Lease is not terminated with respect to all or a portion of the Premises according to Section 10.1, then Rent attributable to the untenantable portion of the Premises will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.1 and Tenant has had a reasonable period of time to substantially complete any repairs and restoration Tenant is required to perform according to Section 10.1. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of any portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant’s business and use of such portion of the Premises during the period of repair.
11.    WAIVERS AND INDEMNITIES
11.1    Tenant’s Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) subject to Section 9.3, injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Buildings or Project or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Buildings or Project, or caused by the public or by construction of any private or public work.
11.2    Landlord’s Indemnity. Subject to Sections 5.9, 5.10, 9.3 and 11.1 and except to the extent caused by the willful misconduct or grossly negligent act or omission by Tenant, to the fullest extent permitted by applicable Laws, Landlord will indemnify, defend and hold harmless Tenant from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of (a) Landlord’s maintenance, operation and management of the Common Areas as required by this Lease, (b) the gross negligence or willful misconduct of Landlord or its Affiliates, and (c) any claim arising directly from Landlord’s material breach of this Lease. Landlord’s obligations under this Section 11.2 will survive the expiration or early termination of the Term.
11.3    Tenant’s Indemnity. Subject to Section 9.3 and except to the extent caused by the willful misconduct or grossly negligent act or omission by Landlord, to the fullest extent permitted by applicable Laws, Tenant will indemnify, defend and hold harmless Landlord, Property Manager, their Affiliates and their respective partners, managers, members, officers, directors and employees from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of (a) Tenant’s use and occupancy of the Premises and/or the Tenant Maintained Outdoor Areas, (b) the gross negligence or willful misconduct of Tenant or its Affiliates and (c) any claim arising directly from Tenant’s material breach of this Lease. Tenant’s obligations under this Section 11.3 will survive the expiration or early termination of the Term.
12.    CONDEMNATION.
12.1    Full Taking. If all or substantially all of the Project, Buildings or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Project, Buildings or Premises.
12.2    Partial Taking.
(a)    Landlord’s Termination of Lease. If only part of the Project, a Building or Premises is thus taken or sold, and such partial taking materially impairs Tenant’s use of the Premises, and if after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant within 60 days after the taking.
(b)    Tenant’s Termination of Lease. If over 20% of the 1801 Space and/or the 1851 Space is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Buildings or Project, Tenant may terminate this Lease if in Tenant’s reasonable judgment such portion of the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by notice to Landlord given not later than 60 days after Tenant is notified of the taking of such portion of the Premises.
(c)    Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Project, Buildings or Premises is taken by the condemning authority.
(d)    Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Project, Buildings or Premises, Landlord will, at Landlord’s sole expense, promptly restore and reconstruct the Project, Buildings and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Project, the Buildings or Premises so taken.
(e)    Waiver. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.
12.3    Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Project, Buildings or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant’s trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant’s business incurred as a result of such condemnation.
13.    ASSIGNMENT AND SUBLETTING.
13.1    Limitation. Without Landlord’s prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees, subject, however, to the terms and conditions of this Section 13, which terms and conditions Tenant and Landlord agree are reasonable. Notwithstanding anything contained herein to the contrary, any assignment or sublease to an entity which controls, is controlled by, or is under common control with Tenant, or which is the result of a merger or consolidation with Tenant, or which acquires all or substantially all of Tenant’s assets will not require the consent of Landlord (a “Permitted Transfer”), provided that Tenant will provide prior written notice to Landlord, unless such notice is prohibited by law, in which case it will be provided as soon as reasonably possible, and deliver to Landlord any documents or information reasonably required by Landlord regarding such assignment or sublease, the proposed assignee or sublessee has a net worth equal to or greater than the net worth of Tenant as of the Lease Date, and such an assignment or sublease is not an effort by Tenant to avoid any of its obligations under this Lease, including, without limitation, the obligations under this Section 13. For purposes of this Section 13.1, in order for an entity to control another, the controlling entity must have voting control of and own greater than 50% of every class of voting stock and/or other voting equity interest of the entity, when the controlled entity is a corporation; the controlling entity must be the owner of greater than 50% of the partnership or limited liability company interests in the assets, liabilities, income, loss and distributions of the controlled entity, when the controlled entity is a partnership or limited liability company; or the controlling entity must be the sole beneficiary of the controlled entity, when the controlled entity is a trust.
13.2    Notice of Proposed Transfer; Landlord’s Options. Other than a Permitted Transfer, if Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee’s current financial condition and income and expenses for the past two years, and the principal terms of the proposed assignment or sublease. Landlord will have the following options, which must be exercised, if at all, by notice given to Tenant within 10 business days after Landlord’s receipt of Tenant’s notice of the proposed transfer (other than a Permitted Transfer):
(a)    if Tenant’s notice relates to an assignment of this Lease, to cancel and terminate this Lease. If Landlord exercises its option to terminate this Lease, this Lease will cancel and terminate on the last day of the month following such 10 business day period and Tenant will be released from any further liability under this Lease, and Landlord may, at its option, lease the Premises to the proposed assignee, or to any other person or entity, without liability to Tenant; or
(b)    if Tenant’s notice relates to a subletting for the remainder of the Term, to cancel and terminate this Lease with respect to such portion of the Premises that would be subject to the proposed sublease. If this Lease shall be terminated with respect to less than the entire Premises pursuant to this Section 13.2(b), the Base Rent and Operating Expenses shall be adjusted on the basis of the number of square feet of Rentable Area retained by Tenant in proportion to the number of square feet of Rentable Area contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. In addition to the foregoing, Landlord shall construct and erect, at its sole cost, such partitions as may be required to separate the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or to any other person or entity without liability to Tenant.
Notwithstanding anything to the contrary, if Landlord elects to terminate this Lease pursuant to the terms of this Section 13.2, provided that Tenant is not in default under this Lease, Tenant will have the right to revoke its request for Landlord’s consent by giving Landlord notice within five business days after Landlord’s delivery of its termination notice, thereby nullifying Landlord’s exercise of its termination right, and no assignment or sublease, as the case may be, will then occur. Except in the event of termination of this Lease by Landlord as provided in this Section 13.2, no provision of this Section will be construed to relieve Tenant of the obligations as set forth in this Lease.
13.3    Consent Not to be Unreasonably Withheld. To the extent Landlord’s consent is required, and if Landlord does not exercise any of its applicable options under Section 13.2, then Landlord will not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting, except with respect to a proposed assignment or sublease to an existing tenant or other occupant in the Project or to a party who has been engaged in negotiations with Landlord for a lease in the Project within six months prior to Tenant’s request for Landlord’s approval of such assignment or sublease, for which Landlord may withhold its consent in its sole and absolute discretion. Landlord shall send written notice to Tenant exercising one of its applicable options under Section 13.2 within 15 business days of Landlord’s receipt of the information required under Section 13.2.
13.4    Form of Transfer. If Landlord consents to a proposed assignment or sublease, Landlord’s consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the sublease is subject and subordinate to this Lease and the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the obligations which this Lease requires Tenant to perform and an acknowledgment by Tenant that it remains liable for the performance of all of such obligations.
13.5    Payments to Landlord. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease or in case of a Permitted Transfer, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant’s rights under this Lease (after deducting from such consideration Tenant’s reasonable costs incurred in effecting the assignment or sublease, including, without limitation, tenant improvements, rent abatements and similar concessions, as well as market brokerage and legal fees) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space or interest. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum or otherwise). Tenant shall reimburse Landlord for any costs incurred in the review of a sublease of the Premises or assignment of this Lease, not to exceed $2,000 per request.
13.6    Change of Ownership. Except for a Permitted Transfer, any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant’s assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an “assignment” of this Lease requiring Landlord’s prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly traded will not, however, be deemed a “transfer of interest” under this Section 13.6.
13.7    Effect of Transfers. Unless Landlord agrees to the contrary in writing, no subletting or assignment (including a Permitted Transfer) will release Tenant from any of its obligations under this Lease and such obligations of Tenant will continue in full force and effect as if no subletting or assignment had been made, regardless of any action taken by or on behalf of a subtenant or assignee, or limitations imposed on remedies against a subtenant or assignee, in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding instituted by or against such subtenant or assignee. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord’s option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading will, at Landlord’s election, render Landlord’s said consent null and void.
13.8    Applicability to Subsequent Transfers. If Tenant assigns its rights under this Lease or subleases any portion of the Premises, and subsequently (a) the applicable assignee desires to either sublease a portion of the Premises or further assign its interest in this Lease, or (b) the applicable subtenant desires to sub-sublease any portion of the Premises, then Landlord’s rights under this Section 13 will apply to any such subsequent assignment, sublease or sub-sublease, as well as to any other subsequent transfer of Tenant’s interest in this Lease and/or the Premises.
13.9    Letter of Credit. Notwithstanding anything to the contrary in this Lease, it will be a condition precedent to any assignment of Tenant’s interest in this Lease or any sublease of all or a portion of the Premises (including a Permitted Transfer) that, after the consummation of such assignment or sublease, Landlord will continue to have full and unaltered access to the Letter of Credit provided by Tenant under Section 1.1(r) and Section 28, or a replacement letter of credit from such assignee or subtenant in the amount and form required pursuant to this Lease, issued by financial institution acceptable to Landlord, in its reasonable discretion, and any such assignment or subletting will be void and of no force or effect if it adversely affects Landlord’s ability to obtain the full benefits of the Letter of Credit.
14.    PERSONAL PROPERTY.
14.1    Installation and Removal. Tenant may install in the Premises its personal property (including Tenant’s usual trade fixtures) in a proper manner, provided that no such installation will materially and adversely interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Buildings and/or Project, and provided further, that if such installation would require any Tenant Alteration, such installation will be subject to Section 7.1. If neither a Default nor any fact or circumstance that would constitute a Default with the giving of notice and/or the passage of time then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant’s business or in the course of making any Tenant Alterations permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Buildings and/or Project resulting from such installation or removal.
14.2    Responsibility. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant’s trade fixtures, and Tenant’s interest in tenant improvements which may be at any time located in, on or about the Premises or the Buildings, whether owned by Tenant or third parties, will be at the sole risk or at the risk of those claiming through Tenant, and that Landlord will not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence or willful misconduct of Landlord or any of Landlord’s officers, employees, agents, or authorized representatives.
15.    END OF TERM.
15.1    Surrender. Upon the expiration or other termination of the Term, or termination of Tenant’s right to possession of the Premises, Tenant will immediately vacate and surrender possession of the Premises, in good order, repair and condition, except for ordinary wear and tear, any portion of the Premises for which Landlord is responsible for repair and maintenance under the terms of this Lease, and casualty damage governed by Section 10. Upon the expiration or other termination of the Term, or termination of Tenant’s right to possession of the Premises, Tenant agrees to remove (a) all Tenant Alterations (other than the Leasehold Improvements) the removal of which Landlord requested or approved according to Section 7.1 at the time Landlord consented to their installation, and (b) all Specialized Tenant Improvements which Tenant designated for removal according to Paragraph 20 of Exhibit B, (c) all of Tenant’s trade fixtures, office furniture, office equipment and other personal property, and (d) any other specialized tenant improvements installed by and paid for by Tenant, as identified and mutually agreed to in writing by Landlord and Tenant prior to installation. Tenant will repair any damage to the Premises, Buildings and/or Project caused by the installation or removal of any such items or, if Tenant fails to make sure repairs within a reasonable time, Landlord may, at its option, make sure repairs and Tenant will reimburse Landlord for the reasonable cost of such repair following receipt of demand and reasonable back-up. Notwithstanding the foregoing, (i) except pursuant to the express provisions of this Lease (including, without limitation, Sections 10.1, 12.2(b) and Section 29), Tenant may not unilaterally terminate this Lease prior to the expiration of the Term and (ii) Tenant will be responsible for removing all Telecom Equipment installed by or at Tenant’s request at the expiration or earlier termination of the Term, or termination of Tenant’s right to possession of the Premises, in accordance with Section 26.6 below. Any of Tenant’s property remaining in the Premises after the expiration or earlier termination of the Term, or termination of Tenant’s right to possession of the Premises, will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all reasonable costs incurred by Landlord relating to such abandoned property, including the cost to remove or demolish such property. Tenant’s obligations under this Section 15.1 will survive the expiration or early termination of this Lease and no surrender of possession of the Premises by Tenant will limit Tenant’s liability under this Lease. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease will be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to an employee or agent of Landlord will not operate as a termination of this Lease or a surrender of the Premises.

15.2    Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to 150% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant will indemnify and hold Landlord harmless from all loss, cost, expense, or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys’ fees and other costs of legal proceedings.
16.    ESTOPPEL CERTIFICATES. Promptly upon Landlord’s request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 10 business days’ prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that, to Tenant’s actual knowledge, no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that, to Tenant’s actual knowledge, Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other factual matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Buildings and/or Project. Tenant’s failure to deliver such certificate will be deemed to establish conclusively that this Lease is in full force and effect and that the statements set forth in Landlord’s proposed certificate are true and correct.
17.    TRANSFERS OF LANDLORD’S INTEREST.
17.1    Sale, Conveyance and Assignment. Subject only to Tenant’s rights under this Lease, nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Project, Buildings or Landlord’s interest under this Lease.
17.2    Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of Landlord’s interest in the leases of the Buildings and/or the Project (when coupled with the transfer of the Letter of Credit, and Security Deposit, if any, to Landlord’s transferee) will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord’s transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord’s transferee.
17.3    Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any ground lease, first mortgage or first deed of trust now or later encumbering the Buildings or Project, and to all their renewals, modifications, supplements, consolidations and replacements (an “Encumbrance”). With respect to any Encumbrance first encumbering the Buildings or Project subsequent to the Lease Date of this Lease, Landlord will use its commercially reasonable efforts to cause the holder of such Encumbrance to agree (by delivery of a commercially reasonable subordination, non-disturbance and attornment agreement) that so long as Tenant is not in Default of its obligations under this Lease, this Lease will not be terminated and Tenant’s possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to execute and deliver to Landlord or the holder of an Encumbrance such commercially reasonable instrument(s) as may be reasonably required to evidence such subordination within 10 business days after Landlord’s request therefor. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.
17.4    Attornment. If the interest of Landlord is transferred to any person (a “Transferee”) by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee (a) will not be subject to any set offs or claims which Tenant might have against any prior landlord; (b) will not be liable for any act or omission of any prior landlord (except to the extent any non-performance of this Lease continues after such transfer); (c) will not be bound by any payment of Rent for more than one month in advance, unless such amounts are actually transferred to the Transferee; and (d) will not be bound by any amendment or modification of this Lease made without the express written consent of Transferee. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such commercially reasonable instrument(s) as may be reasonably required to evidence such attornment.
18.    RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit D and with all reasonable, nondiscriminatory modifications and additions to such Rules and Regulations and/or Telecommunications Rules from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord’s enforcement of the Rules and Regulations and/or Telecommunications Rules will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for the failure of any person to comply with the Rules and Regulations and/or Telecommunications Rules. In the event of any conflict between the Rules and Regulations and the terms, covenants and conditions of this Lease, this Lease will control.
19.    PARKING. Tenant may utilize up to 410 unassigned parking spaces within the Project at no charge. Landlord reserves the right to specify the areas or portions of the Project in which Tenant’s employees and agents must park, and if so specified, Tenant’s employees and agents will only park in such specified area or portion; provided that Landlord will use best efforts to designate such areas within reasonable walking distance to the Premises. Tenant’s rights to use the Project’s parking areas are nonexclusive, and are conditioned upon this Lease being in full force and effect. Tenant will not abuse its privileges with respect to such parking areas and will use the same in accordance with Landlord’s reasonable directions. Landlord’s inability to make any of the parking spaces available at any time during the Term for reasons beyond Landlord’s reasonable control will not be deemed a default by Landlord giving rise to any claim by Tenant; provided, however, if any event or action or omission by Landlord renders Tenant’s parking space allocation for the Premises for whatever reason inaccessible, unusable, unsafe, or which causes the number of parking spaces for the Buildings or Tenant’s parking space allocation for the Premises to be reduced below applicable local code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking areas for Tenant’s use and its invitees which areas shall (i) unless required by Laws, cause no net reduction in Tenant’s parking space allocation, (ii) be similarly convenient in terms of location, quality and safety, as reasonably determined based on the circumstances, and (iii) except in the case of an emergency, be designated by prior written notice to Tenant with the exact location and anticipated duration of such substitute parking areas.
20.    DEFAULT AND REMEDIES.
20.1    Tenant’s Default. The occurrence of any one or more of the following events if uncured before the expiration of the cure periods set forth below, if any, will be a material default and breach of this Lease by Tenant (“Default”). Any notice required by the terms of this Lease in connection with any such default will be in lieu of, and not in addition to, any notice required under Sections 1161, et seq., of the California Code of Civil Procedure:
(a)    Tenant fails to pay any Rent payment or other sum due under this Lease after the same will be due and payable, and such failure continues for a period of five days after written notice thereof from Landlord to Tenant. Without limiting the foregoing, Tenant will only be given one such notice and/or cure period per calendar year; after such notice given to Tenant by Landlord, any subsequent failure by Tenant to pay amounts when due during such calendar year will constitute a Default without Landlord providing further notice or opportunity to cure.
(b)    Tenant fails to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of 30 days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within 30 days and if Tenant commences such performance within said 30-day period and thereafter diligently undertakes to complete the same, then such failure will not be a Default hereunder if it is cured within 60 days following Landlord’s notice.
(c)    A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant or any guarantor of Tenant’s obligations under this Lease does not regain possession within 90 days after such appointment); or Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within 90 days thereafter).
(d)    A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within 90 days after the filing of the same. In the event that any provision of this Section 20.1(d) is contrary to any applicable Laws, such provision will be of no force or effect.
(e)    Any assignment, subletting, or other transfer for which the prior written consent of the Landlord was required pursuant to Section 13, but was not obtained.

(f)    Discovery of any knowingly false or misleading statement of material fact concerning financial information submitted by Tenant to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.
(g)    Tenant’s admission in writing of its inability to pay its debts as they mature.
(h)    Suspension of Tenant’s right to conduct its business, caused by the order, judgment, decree, decision, or other act of any court or governmental agency for more than 60 days.
(i)    Tenant’s failure to execute, acknowledge, and deliver to Landlord, within the 10 business day period specified in Section 17, any documents required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, or any estoppel certificate, as the case may be, where such failure continues for more than five business days following Tenant’s receipt of a written notice from Landlord stating that “Tenant’s failure to respond to this notice within five business days will constitute a breach of the Lease.”
(j)    Intentionally deleted.
(k)    Any default by Tenant (after the expiration of any applicable cure period) under a written agreement with Landlord relating to Telecom Equipment, if applicable.
(l)    Tenant’s failure to timely replace the Letter of Credit as required by, and in accordance with, Section 28.
20.2    Landlord’s Remedies. Upon the occurrence of any Default, Landlord will have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:
(a)    Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry onto the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, will not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant’s right to possession of the Premises pursuant to this Section 20.2(a), then Landlord may recover from Tenant:
(i)    The worth at the time of the award of unpaid Rent, including, without limitation, Operating Expenses, which had been earned at the time of termination; plus
(ii)    The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)    Any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease which in the ordinary course of things would be likely to result therefrom, including, without limitation, recovery of Base Rent, Additional Rent, and additional or other forms of Rent, for any unamortized period of free Rent theretofore enjoyed by Tenant (with amortization for the Term calculated including an interest factor of 10% per annum); recovery of the unamortized portion (with amortization for the Term calculated including an interest factor of 10% per annum) of any tenant improvement allowance or other leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; any legal expenses, brokers’ commissions, or finders’ fees in connection with reletting the Premises, and the unamortized portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; the costs of repairs, cleanup, refurbishing, removal, and storage or disposal of Tenant’s personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord, and which Landlord actually removes, whether or not notice to remove will be delivered to Tenant); and any costs for alterations, additions, and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.
All computations of the “worth at the time of the award” of amounts recoverable by Landlord under Sections 20.2(a)(i) and (ii) hereof will be computed by allowing interest at the 10% plus the Prime Rate as of the date on which the Default occurred. The “worth at the time of the award” recoverable by Landlord under Section 20.2(a)(iii) and the discount rate for purposes of determining any amounts recoverable under Section 20.2(a)(iv), if applicable, will be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of California San Francisco at the time of the award plus 1%. If Tenant tenders to Landlord in an offer of settlement all sums due under this Section 20.2(a) after Landlord has notified Tenant of exercise of the remedies under this Section 20.2(a), then the “worth at the time of the award” will be determined at the time of the tender of payment of the entire amount of such sums by Tenant.
(b)    Upon termination of this Lease, whether by lapse of time or otherwise, Tenant will immediately vacate the Premises and deliver possession to Landlord. If Tenant has vacated the Premises and Landlord or any of its agents has reason to believe that Tenant does not intend to reoccupy the Premises, and current or past Rent has been due or unpaid for at least 14 consecutive days, then Landlord will have the right to send Tenant a notice of belief of abandonment pursuant to Section 1951.3 of the California Civil Code. The Premises will be deemed abandoned, and the Tenant’s right to possession of the Premises will terminate on the date set forth in such notice, unless Landlord receives (at its address for notices pursuant to this Lease) before such date a notice from Tenant stating (i) Tenant’s intent not to abandon the Premises, and (ii) an address at which Tenant may be served in any action for unlawful detainer of the Premises and/or damages or other relief available at law or in equity. If the Premises are deemed abandoned (either through the aforementioned procedure or due to any statement by Tenant to that effect), or if Landlord or any of its agents acts pursuant to a court order, then

Landlord or any of its agents will have the right, without terminating this Lease, to re-enter the Premises and remove all persons therefrom and any or all of Tenant’s fixtures, equipment, furniture, and other personal property (herein collectively referred to as “Unclaimed Property”) from the Premises, without being deemed in any manner liable for trespass, eviction, or forcible entry or detainer, or conversion of Unclaimed Property, and without relinquishing any right given to Landlord under this Lease or by operation of law. If Landlord re-enters the Premises in such situation, all Unclaimed Property removed from the Premises by Landlord or any of its agents and not claimed by the owner may be handled, removed, or stored, in a commercial warehouse or otherwise by Landlord at Tenant’s risk and expense, and Landlord will in no event be responsible for the value, preservation, or safekeeping thereof. Before the retaking of any such Unclaimed Property from storage, Tenant will pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against such Unclaimed Property. Any such Unclaimed Property of Tenant not so retaken from storage by Tenant within 30 days after such Unclaimed Property is removed from the Premises will be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as its own property.
(c)    Notwithstanding Landlord’s right to terminate this Lease pursuant to Section 20.2(a), Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord will have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Further, in such event, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including reasonable attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to this Section 20.2(c) will be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 20.2(a), notwithstanding Landlord’s prior continuance of this Lease in effect for any period of time, and upon and after Tenant’s default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation, or other business entity for such Rent, for such time, and upon such terms as Landlord, in its sole discretion, will determine. Subject to the provisions of this Lease regarding assignment and subletting in Section 13, Landlord will not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant’s personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations, and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant will upon demand pay the cost of such repairs, alterations, additions, removal, storage and renovations, together with any reasonable legal expenses, brokers’ commissions or finders’ fees and any other expenses incurred by Landlord in connection with its entry upon the Premises and attempt to relet the Premises. If Landlord is able to relet the Premises for Tenant’s account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of Base Rent and Additional Rent payable by Tenant under this Lease, together with any reasonable legal expenses, brokers’ commissions or finders’ fees, any cost for repairs, alterations, additions, removal, storage and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant will pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting will be applied as follows:
(i)    First, to the payment of any costs of reentry and reletting the Premises;
(ii)    Second, to the payment of costs of any such alterations, repairs, additions, removal, storage, and renovations to the Premises;
(iii)    Third, to the payment of any other Rent due and unpaid under this Lease; and
(iv)    The residue, if any, will be held by Landlord and applied as payment of future Rent as the same may become due and payable under this Lease.
(d)    No act or omission by Landlord or its agents during the Term will be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid, unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy will preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord will be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of Rent or other sums due hereunder.
(e)    Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity will affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant’s occupancy of the Premises, and all rights to indemnification or other obligations of Tenant will survive termination of this Lease and termination of Tenant’s right to possession under this Lease.
(f)    Landlord may, at Landlord’s option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorneys’ fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.
20.3    Intentionally Omitted.
20.4    Landlord’s Default and Tenant’s Remedies.
(a)    It will be a default and breach of this Lease by Landlord if it fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of 30 days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such 30‑day period, such default will be deemed to have been cured if Landlord commences such performance within said 30‑day period and thereafter diligently undertakes to complete the same.
(b)    Tenant will not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate Rent, Tenant’s sole recourse for Landlord’s default being an action for damages against Landlord for the period of Landlord’s default, which is proximately caused by Landlord’s default and/or an injunction or other equitable remedy. Tenant will not have the right to terminate this Lease or to withhold, offset or abate the payment of Rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord’s consent or approval, including, but not limited to, any proposed assignment or subletting, Tenant’s remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action of actual damages. Tenant will not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval.
20.5    Non-waiver of Default. The failure or delay by Landlord to enforce or exercise at any time any of its rights or remedies or other provisions of this Lease will not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of Landlord thereafter to enforce each and every such right or remedy or other provision. No waiver by Landlord of any Default or breach of this Lease will be held to be a waiver of any other or subsequent Default or breach. The receipt by Landlord of less than the full Rent due will not be construed to be other than a payment on account of Rent then due, no statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease or available at law or in equity.
21.    SIGNAGE.
21.1    Signage Provided by Landlord. Landlord, at its sole cost and expense, will provide in Multi User Buildings (a) identification of Tenant in the main floor lobby directory of each Building and (b) Building Standard identification signage at the designated suite entrances to the Premises. Notwithstanding the foregoing, Tenant, at its sole cost and expense, may install custom signage at the entrances to the Premises with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any subsequent changes to the suite identification will be at Tenant’s sole cost.
21.2    Monument Signage. Subject to approval of a signage package by the City of Alameda and the Harbor Bay Business Park Association and the terms of this Section 21.2, Tenant may, at its sole cost and expense, install a monument sign in a location mutually designated by Landlord and Tenant (the “Monument Sign”). The size, design and method of attachment of the Monument Sign must be approved in writing by Landlord prior to installation, which approval shall not be unreasonably withheld, conditioned or delayed, and the Monument Sign must comply with all applicable Laws, Landlord’s signage and design criteria, any Declarations and any applicable association and/or any related architectural control committee. Tenant, at its sole cost and expense, will obtain all necessary permits with respect to the Monument Sign. Tenant will maintain the Monument Sign in good and operating condition. If the Monument Sign is damaged or inoperative, Tenant will commence repair of such Monument Sign as soon as practicable, but in no event later than 48 hours (exclusive of Saturdays, Sundays and nationally recognized bank holidays) after receipt of notice from Landlord, and thereafter,

Tenant will diligently pursue completion of such repair. Upon vacation of the Premises, or the removal or alteration of the Monument Sign for any reason, Tenant will be responsible for the repair, maintenance and/or replacement of the land where the applicable Monument Sign is removed from, if applicable. Landlord, at Landlord’s option after reasonable notice to Tenant, may perform any of Tenant’s obligations to install, repair, maintain and/or replace the Monument Sign and the applicable land where such Monument Sign is located, and Landlord will be entitled to reimbursement from Tenant for the costs and expenses related thereto. Tenant’s obligations under this Section 21.2 will survive expiration or earlier termination of this Lease.
21.3    Exterior Building Signage. Subject to the terms of this Section 21.3, Tenant may, at its sole cost and expense, install signage on the exterior of the 1801 Building and the 1851 Building in locations designated by Landlord (the “Exterior Signs”). The size, design and method of attachment of the Exterior Signs must be approved in writing by Landlord prior to installation, and the Exterior Signs must comply with all applicable Laws, Landlord’s signage and design criteria, any Declarations and any applicable association and/or any related architectural control committee. Tenant, at its sole cost and expense, will obtain all necessary permits with respect to the Exterior Signs. Tenant will maintain the Exterior Signs in good and operating condition. If either Exterior Sign is damaged or inoperative, Tenant will commence repair of such Exterior Sign as soon as practicable, but in no event later than 48 hours (exclusive of Saturdays, Sundays and nationally recognized bank holidays) after receipt of notice from Landlord, and thereafter, Tenant will diligently pursue completion of such repair. Upon vacation of the Premises, or the removal or alteration of the Exterior Signs for any reason, Tenant will be responsible for the repair, maintenance and/or replacement of the Building fascia surface where the applicable Exterior Sign is removed from, if applicable. Landlord, at Landlord’s option after reasonable notice to Tenant, may perform any of Tenant’s obligations to install, repair, maintain and/or replace each Exterior Sign and the applicable Building fascia surface where such Exterior Sign is attached, if applicable, and Landlord will be entitled to reimbursement from Tenant for the costs and expenses related thereto. Except as set forth above, Tenant will not, without Landlord’s prior written consent, (a) make any changes to or paint the exterior of the Building, (b) affix signs, advertisements, banners or other materials to the inside or outside of exterior windows or to any doors, columns or storefront walls. Tenant’s obligations under this Section 21.3 will survive expiration or earlier termination of this Lease.
21.4    General. All signs, whether erected by Landlord or Tenant, will conform to Landlord’s Building Standard signage and to all Laws. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant will remove all approved signs which it has erected upon the termination of this Lease, or termination of Tenant’s right to possession of the Premises, and repair all damage caused by such removal.
22.    SECURITY DEPOSIT.
22.1    Amount. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(l), if any. Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant’s faithful and diligent performance of all of Tenant’s obligations under this Lease. The Security Deposit will remain in Landlord’s possession for the entire Term, and Landlord will not be required to segregate it from Landlord’s general funds. Tenant will not be entitled to any interest on the Security Deposit.
22.2    Use and Restoration. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant’s failure to perform; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 business days after the date of Landlord’s notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant’s failure to so restore the Security Deposit will constitute a Default.
22.3    Transfers. Tenant will not assign or encumber the Security Deposit without Landlord’s express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of an entire Building and/or Project and deliver to Tenant the notice required by Section 1950.7 of the Civil Code of California. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.
22.4    Refund. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord’s option, to the latest assignee of Tenant’s interest under this Lease, within 45 days after the expiration or early termination of the Term and Tenant’s vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a Security Deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 22 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.
23.    BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(s) and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to Section 1.1(s). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.
24.    LIMITATIONS ON LANDLORD’S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord’s interest in the Project and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, shareholders, members, managers, agents and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. In no event will Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation lost profits. Landlord’s review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 7, Exhibit B or otherwise)

are solely for Landlord’s protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.
25.    NOTICES. Unless specifically permitted otherwise by the terms of this Lease, all notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service confirms delivery; or (c) two business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord’s Manager’s Address and Landlord’s General Address, and in the case of notices to Tenant, the applicable Tenant’s Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25. Any notice to be given by Landlord under this Lease will be effective if given by Landlord or its agents or attorneys.
26.    TELECOMMUNICATIONS.
26.1    Certain Definitions. The following definitions are applicable to this Section 26:
(a)    “Telecom Equipment” means telephone, internet and any other communications equipment, all Connections (as defined below) and any technological evolution or replacement thereof.
(b)    “Connections” means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Project, but outside the Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment. All Connections are also Telecom Equipment.
(c)    “Telecom Provider” means a provider of Telecom Equipment or services using Telecom Equipment.
(d)    “Telecom Services” means services provided by a Telecom Provider using Telecom Equipment.
26.2    Installation and Use of Telecommunications Technologies. Tenant will install Telecom Equipment, including WiMax systems, antennae and satellite dishes, within the Premises and/or within or on the Project in compliance with Section 7.1. Tenant may not utilize the services of a Telecom Provider whose equipment is not then servicing the Project, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Project, without first securing the prior written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed.
26.3    Limitation of Responsibility. Tenant acknowledges and agrees that all Telecom Equipment will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant. Landlord will have no responsibility for the operation, maintenance, repair or replacement of Tenant’s Telecom Equipment, including, without limitation, Tenant’s Connections. Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services. No approval by Landlord under this Section 26 will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services. Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment.
26.4    Necessary Service Interruptions. With respect to Multi User Buildings, Landlord will have the right to interrupt Tenant’s telecommunications services or disable Tenant’s Telecom Equipment in the event of emergency or as necessary in connection with repairs to any portion of the Project or installation of Telecom Equipment for other tenants or occupants of the Project. Landlord will provide Tenant with at least 48 hours’ prior notice of any such interruption or disabling (or less time in case of emergency or if approved by Tenant), except in the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible. Landlord will exercise commercially reasonable efforts to perform any scheduled interruptions outside of Business Hours.
26.5    Interference. In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Premises, on the roof of a Building or elsewhere within or on the Project causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and indemnify and defend Landlord against, all liability related to such interference. Tenant will use reasonable efforts, and will cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to eliminate such interference, Tenant will substitute alternative equipment. If such interference persists after such alternative equipment is installed, Tenant will discontinue the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord’s discretion, remove such Telecom Equipment according to specifications required by Landlord.
26.6    Removal of Telecom Equipment, Wiring and Other Facilities. Prior to the expiration or earlier termination of the Term, Tenant will remove any and all Telecom Equipment installed in the Premises or elsewhere in the Project by or on behalf of Tenant, including all connections once the Telecom Equipment is no longer in use, at Tenant’s sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant’s sole cost, with the cost thereof to be paid to Landlord as Additional Rent. Such costs may also include, if Tenant has not provided plans and specifications, location of such Telecom Equipment and/or preparation of as-built plans or drawings of the Telecom Equipment serving the Premises and located in the Project. Landlord will have the right, however, upon written notice to Tenant, given at least 45 days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all connections or selected components thereof, whether located in the Premises or elsewhere in the Project. The terms and conditions of this Section 26.6 will survive expiration or earlier termination of this Lease.
26.7    No Third Party Beneficiary. Notwithstanding any provision of the preceding paragraphs to the contrary, the provisions of this Lease, including this Section 26, may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no Telecom Provider will be deemed a third party beneficiary of this Lease or this Section 26.
27.    MISCELLANEOUS.
27.1    Binding Effect. Each of the provisions of this Lease will extend to, bind or inure to the benefit of, as the case may be, Landlord and Tenant and their respective heirs, successors and assigns, provided that this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

27.2    Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless it is in writing signed by such party.
27.3    Delivery for Examination. Submission of the form of this Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.
27.4    No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.
27.5    Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained incurred in successfully enforcing the other party’s obligations under this Lease and any other disputes arising out of this Lease (with successful enforcement being determined by the presiding judge or tribunal). In addition, Landlord will be entitled to recover from Tenant those reasonable costs, charges and expenses related to preparation, delivery and/or service of notices pursuant to applicable forcible entry and detainer statutes in anticipation of commencing litigation, even if litigation is not commenced or pursued to final judgment after such notices are delivered and/or served.
27.6    Intentionally Omitted.
27.7    Project Name. Tenant will not, without Landlord’s consent, use Landlord’s or the Project’s name, or any facsimile or reproduction of the Project (or any portion thereof), for any purpose; except that Tenant may use the Project’s name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building and/or the Project.
27.8    Press Release; Recording; Confidentiality. Landlord, with the prior consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed, may issue a press release or otherwise communicate to the media the existence of the leasing arrangement between Landlord and Tenant under this Lease, provided that the language in such press release will be reasonably approved by Tenant. Tenant will not record this Lease, or a short form memorandum, without Landlord’s written consent and any such recording without Landlord’s written consent will be a Default. Tenant agrees to keep this Lease’s terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose this Lease’s terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant’s business purposes, without such prior consent, provided that, upon such disclosure, Tenant’s accountants, attorneys, managing employees and others in privity with Tenant will be bound by the terms of this Section 27.8. Notwithstanding the foregoing, Tenant may file, post or distribute this Lease as required by applicable Laws, including, without limitation, in full compliance with the filing and reporting requirements of the Securities and Exchange Commission.
27.9    Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.
27.10    Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant’s Invoice Address. Tenant may change Tenant’s Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.
27.11    Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.
27.12    Jury Trial. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. However, such waiver of jury trial will not apply to any claims for personal injury.
27.13    Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
27.14    Covenants Independent. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.
27.15    Force Majeure. Except for Tenant’s obligation to pay Rent, neither party shall incur liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder if such failure is caused by any reason beyond the control of such party including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, war, shortages of labor or materials, or failure or disruption of utility services. The amount of time for either party to perform any of its obligations (including, without limitation, delivery of the Premises to Tenant, but not including the payment of Rent) shall be extended by the amount of time such party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.
27.16    Governing Law. This Lease will be governed by and construed according to the laws of the State of California.
27.17    Financial Reports. If Tenant’s financials are not publicly available, within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, if those are not so prepared, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Affiliates, attorneys, accountants and consultants, subject to the foregoing confidentiality requirements; (b) to Landlord’s lenders or prospective purchasers of the project, (c) in litigation between Landlord and Tenant, and (d) if required by court order.

27.18    Joint and Several Liability. If two or more parties execute this Lease as Tenant, the liability of each such party to pay all Rent and other amounts due hereunder and to perform all the other covenants of this Lease will be joint and several.
27.19    Signing Authority. If either Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (a) if it is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (b) if it is a partnership, the terms of the partnership agreement, and (c) if it is a limited liability company, the terms of its operating or limited liability company agreement, and that this Lease is binding upon said entity in accordance with its terms.
27.20    Dates and Time. As used herein, the term “business day” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of California or the United States government as legal holidays. All references to “days” that do not specifically refer to “business days” will refer to calendar days. For purposes of determining dates under this Lease (a) a day that is a specified number of days after a given date will be the day that occurs the specified number of days after (but not including) the given date (so that, for example, the day that is 10 days after January 1 will be January 11); and (b) a day that is a specified number of months after a given date will be the day that occurs on the same day of the calendar month as the given date the specified number of months later (so that, for example, the day that is three months after January 15 will be April 15), except that if the day is the last day of a month, it will also be the last day of the month that is the specified number of months later (so that, for example, the day that is three months after January 31 will be April 30). If any date set forth in this Lease for the delivery of any document or the happening of any event should, under the terms hereof, fall on a day that is not a business day, then such date will be automatically extended to the next succeeding business day.
27.21    Counterparts; Electronic Execution. This Lease may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.
28.    LETTER OF CREDIT.
28.1    Generally. Within two (2) business days following mutual execution of this Lease and as a condition precedent to Landlord’s obligations under this Lease, Tenant will deliver to Landlord the Letter of Credit issued in Landlord’s favor by a bank or other financial institution acceptable to Landlord in Landlord’s commercially reasonable discretion (the “Issuer”) in the applicable L/C Amount, as determined pursuant to Section 1.1(r) in substantially the form attached to this Lease as Exhibit F. Landlord hereby approves Wells Fargo as the initial Issuer. If Tenant fails to deliver the Letter of Credit when due, Landlord will have the right to terminate this Lease at any time prior to Tenant’s delivery of the Letter of Credit as required by this Lease, and upon such termination, all rights and obligations under this Lease will no longer be in force and effect except to the extent that they expressly survive the expiration or earlier termination of this Lease. The Letter of Credit may be replaced from time to time pursuant to this Section 28. Any Letter of Credit will be in a form reasonably acceptable to Landlord and consistent with the terms of Section 1.1(r) and this Section 28. In advance of the issuance of any Letter of Credit, Tenant will deliver a draft of the form of the applicable Letter of Credit to Landlord, and Landlord will have the right to review and require modifications to such form to ensure that it conforms to the requirements of Section 1.1(r) and this Section 28 prior to issuance of the final Letter of Credit.
28.2    Use and Restoration. If Tenant fails to perform any of its obligations under this Lease beyond applicable notice and cure periods (unless transmittal of notice of a default of the Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such default), Landlord may, at its option, use, apply or retain all or any portion of the Letter of Credit proceeds for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant’s failure to perform; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform its obligations under this Lease. If Landlord so uses or applies all or any portion of the Letter of Credit, Landlord shall notify Tenant of such use or application in writing, and Tenant will, within five business days after its receipt of Landlord’s notice, restore the Letter of Credit to the amount required under this Lease. Tenant’s failure to so restore the Letter of Credit will constitute a Default by Tenant without an additional notice or cure period.
28.3    Transfers by Tenant. Tenant will not assign or encumber the Letter of Credit, except as may be expressly contemplated by this Section 28, without Landlord’s express prior written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance by Tenant unless Landlord has given such consent in advance.
28.4    Transfers and Assignments by Landlord. This Section 28 will also apply to subsequent grantees and transferees of Landlord. The Letter of Credit will provide both that it will be transferable and that the proceeds of the Letter of Credit will be assignable, in each case, one or more times by Landlord.
(a)    Landlord will have the right, at any time and from time to time, to transfer the Letter of Credit to any purchaser or lessee of Landlord’s interest in this Lease (or a lender of Landlord or of any such purchaser or lessee). Tenant will be responsible for the payment of any fees charged by the Issuer in connection with such transfer. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Letter of Credit or any funds resulting from a draw thereon.
(b)    Further, Tenant will, from time to time, cooperate with Landlord and any lender of Landlord to collaterally assign Landlord’s rights to receive the proceeds of the Letter of Credit to such lender or to secure the debt owed by Landlord to such lender with Landlord’s interest in the Letter of Credit or the proceeds thereof. Landlord or its lender will be responsible for customary fees charged by the Issuer in connection with any such collateral assignment.
28.5    Replacement. If necessary and without notice from Landlord, Tenant will provide for replacements of the Letter of Credit to be issued and delivered to Landlord at least 30 days prior to the expiration of the then-effective Letter of Credit, time being of the essence and any such failure will constitute a Default by Tenant without an additional cure period, and Landlord will be entitled, without notice to Tenant, to draw the entire Letter of Credit prior to its expiration if the Letter of Credit is not timely replaced or renewed as set forth above. If Landlord draws the entire Letter of Credit due to Tenant’s failure to timely replace or renew the Letter of Credit, Tenant will provide a replacement Letter of Credit within 10 business days after Landlord’s draw. To the extent that Landlord is holding the proceeds of a Letter of Credit because of Tenant’s failure to timely replace or renew such Letter of Credit, Landlord may apply such proceeds to any Default of the Lease by Tenant. Landlord will have the right, at any time and from time to time, to transfer Landlord’s rights to such funds to any successor to Landlord’s interest as landlord under this Lease, and upon any such transfer, Tenant agrees to look solely to the new owner for the return of such funds. Notwithstanding the foregoing, Tenant shall deliver a replacement Letter of Credit in the same form and in the amount of the then-effective Letter of Credit from a bank or other financial institution acceptable to Landlord in Landlord’s commercially reasonable discretion (the “Substitute Issuer”), within 10 business days after any of the following occur: (a) the original Issuer enters into or becomes subject to any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding, including any receivership instituted or commenced by the Federal Deposit Insurance Corporation or any other governmental agency responsible for the regulation and/or oversight of the original Issuer (in each instance, the “Bank Regulator”), is otherwise declared insolvent or downgraded by the Bank Regulator, or is placed on a Bank Regulator “watchlist”; or (b) the Bank Regulator repudiates the Letter of Credit.
28.6    Landlord’s Ability to Draw. Subject to this Section 28, if a Default of this Lease by Tenant has occurred beyond any applicable notice and cure period, including a failure to timely provide a replacement Letter of Credit, Landlord may, but will not be obligated to, draw on the Letter of Credit and apply the proceeds of any such draw to cure the Default of this Lease by Tenant or to apply such funds as otherwise permitted under this Section 28. Tenant will not have the right to call upon Landlord to draw upon all or any part of the Letter of Credit to cure any Default of this Lease by Tenant or to fulfill any obligation of Tenant, but instead, the decision to draw on the Letter of Credit will be solely in the discretion of Landlord. The Letter of Credit will be payable to Landlord upon presentation at the Issuer’s offices of a sight draft signed by Landlord, together with a separate certification of Landlord: (a) that the person signing the certification is duly authorized to do so, and (b) that (i) a default of this Lease by Tenant exists and has continued beyond any applicable notice and cure period under this Lease, (ii) Tenant has committed a default under this Lease and the transmittal of notice of such default is barred by applicable Laws, or (iii) Tenant has failed to deliver a replacement Letter of Credit to Landlord at least 30 days prior to the expiration date of the Letter of Credit. Notwithstanding the foregoing, if the terms or requirements of the applicable Letter of Credit with respect to certifications, drafts or other documentation necessary for Landlord to draw on the Letter of Credit differ from that otherwise required by this Section 28, then Landlord will only be required to comply with the terms of the Letter of Credit and will not be required to comply with the terms of this Section 28 except to the extent consistent with the Letter of Credit. Nothing in this Section 28 will require Landlord to submit, or prohibit Landlord from submitting, partial draws of the Letter of Credit, it being acknowledged that Landlord may (but is in no way required to) draw the entire amount of the Letter of Credit to protect its interest in the funds resulting from such draw, provided that notwithstanding such right, the Letter of Credit will not be considered a security deposit upon Landlord’s receipt of such funds.
28.7    Return. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, if Landlord has not drawn on the Letter of Credit, Landlord will deliver the Letter of Credit to Tenant or the Issuer, as Tenant may direct, after the expiration of the Term.
29.    TERMINATION OPTION.
29.1    Grant of Option. Tenant shall have a one-time option to terminate this Lease with regard to all of the Premises subject to this Lease at the time of exercise (the “Termination Option”) pursuant to the provisions of this Section 29. If properly exercised, the termination of this Lease pursuant to the Termination Option shall be effective on the last day of Month 96 of the Term of this Lease (the “Early Termination Date”).
29.2    Conditions for Exercise. The Termination Option is granted on and subject to the following terms and conditions:

(a)    No earlier than the first day of Month 78 of the Term, but not later than the last day of Month 84 of the Term, Tenant must give Landlord written notice of Tenant’s election to exercise the Termination Option; and
(b)    No Default exists either on the date that Tenant exercises the Termination Option or at any time thereafter up to and including the Early Termination Date; and
(c)    Tenant pays to Landlord a fee equal to the sum of (i) the amount of Base Rent and Additional Rent that would have been due for Months 97 through 102 of the Term had this Lease not been terminated, plus (ii) the unamortized transaction costs incurred by Landlord in connection with this Lease for tenant improvement costs and leasing commissions, amortized at an annual interest rate of 10% over the Term (collectively, the “Termination Fee”). After receipt of Tenant’s timely notice of election to exercise the Termination Option, Landlord will notify Tenant in writing of the amount of the Termination Fee. Tenant will pay 50% of the Termination Fee within five business days after receipt of Landlord’s notice of the Termination Fee amount and the other 50% of the Termination Fee on the Early Termination Date.
29.3    Early Termination. If the conditions described in Section 29.2 have been met, then this Lease will terminate on the Early Termination Date, whereupon Tenant will surrender the Premises in accordance with Section 15.1 and both parties will thereafter be relieved of any obligations under this Lease that would otherwise have accrued subsequent to the Early Termination Date, except those that survive the expiration or early termination of this Lease. Notwithstanding Tenant’s payment of the Termination Fee, all Rent will continue to be due as provided in Section 3 through the Early Termination Date.
29.4    Limitations on Tenant’s Rights. Any assignment of this Lease or subletting of the Premises by Tenant (excluding an assignment that is a Permitted Transfer) terminates Tenant’s rights with respect to the Termination Option, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.
30.    RIGHT OF FIRST OFFER.
30.1    Terms of Right. If at any time during the Term, any office space in the 1751 Building, the 1801 Building, the 1851 Building and the office buildings located at 1601 and 1701 Harbor Bay Parkway, Alameda, California to the extent owned by Landlord (the “ROFO Space”) becomes available or is becoming available for lease, Landlord will notify Tenant in writing that such ROFO Space is available for lease or is becoming available, and such notice will set forth the terms upon which Landlord is willing to lease the ROFO Space to prospective tenants (the “Offer Notice”). The ROFO Space shall not be deemed available or becoming available for lease to the extent (a) that it is subject to, or becomes subject to, any rights or options in favor of any other parties that are superior to Tenant’s with respect to the ROFO Space as of the Lease Date, and/or (b) the ROFO Space is subject to a then-existing lease, as such lease may be modified, amended, extended or renewed. Provided that a Default does not then exist, and subject to the provisions of this Section 30, Tenant will have 10 business days after the receipt of the Offer Notice in which to deliver a written notice to Landlord exercising Tenant’s right to lease all, but not less than all, of the ROFO Space subject to the applicable Offer Notice (the “ROFO Acceptance Notice”). If Tenant delivers the ROFO Acceptance Notice to Landlord within such 10 business-day period, then Landlord and Tenant will promptly amend this Lease to include the ROFO Space on the terms stated in the Offer Notice. If Tenant fails to deliver the ROFO Acceptance Notice within such 10 business-day period, Tenant will be deemed to have rejected the Offer Notice. If Tenant rejects or is deemed to have rejected the Offer Notice, Tenant’s right of first offer with respect to the ROFO Space which is the subject of the Offer Notice will terminate and be of no further force or effect, and Landlord will be free to lease any or all of the ROFO Space that is the subject of such Offer Notice to any prospective tenant at any time after the earlier of the date Tenant rejects the Offer Notice or the expiration of such 10 business day period; provided, however, if Landlord has not entered into a lease for all or any portion of such ROFO Space with a third party within 270 days following the delivery by Landlord to Tenant of the Offer Notice, then, so long as Landlord is not engaged in good faith negotiations with a third party to lease all or a portion of such Offered Space, Landlord agrees that Tenant’s rights under this Section 30 with respect to such ROFO Space shall be reinstated and Landlord shall provide Tenant with an Offer Notice if, as, and to the extent, required under the terms of this Section 30. Tenant’s right of first offer will be deemed a continuing right and will apply to each ROFO Space that becomes available or is becoming available for lease; provided, however, that, except as expressly provided in this Section 30.1, upon Tenant’s rejection or deemed rejection of an Offer Notice, Tenant will have no rights under this Section 30 with respect to the ROFO Space subject to such Offer Notice until after the expiration of the term of any lease (and any applicable renewals) by and between Landlord and a third party relating to such ROFO Space.
30.2    Limitations on Tenant’s Rights. Tenant will have no right to lease any ROFO Space and its ROFO Acceptance Notice will be ineffective if a Default exists at the time such notice is given or at the time the amendment to this Lease is scheduled to be executed by Landlord and Tenant. Any termination of this Lease terminates all rights under this Section 30. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises (including a Permitted Transfer) terminates Tenant’s rights with respect to the ROFO Space, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.
31.    RENEWAL OPTIONS.
31.1    Grant of Rights. Subject to the terms and provisions of this Section 31, Tenant, at its option, may extend the Term of this Lease for a period of 60 months at the end of the initial Term (the “First Renewal Term”) with respect to the Premises as it exists as of the last day of the Term (the “First Renewal Option”), and if Tenant exercises the First Renewal Option, Tenant may further extend the Term of this Lease for another period of 60 months at the end of the First Renewal Term (the “Second Renewal Term”) with respect to the Premises as it exists as of the last day of the First Renewal Term (the “Second Renewal Option”). The First Renewal Term and the Second Renewal Term will be referred to individually as a “Renewal Term” or, collectively, as the “Renewal Terms.” The First Renewal Option and the Second Renewal Option will be referred to individually as a “Renewal Option” or, collectively, as the “Renewal Options.”
31.2    Exercise. To exercise either such Renewal Option, Tenant must deliver notice of the exercise thereof (a “Renewal Notice”) to Landlord no earlier than 15 months and no later than 9 months prior to the expiration of the initial Term, with respect to the exercise of the First Renewal Option, and prior to the expiration of the First Renewal Term, with respect to the exercise of the Second Renewal Option. Tenant’s delivery of a Renewal Notice will constitute Tenant’s irrevocable election to renew the Lease for the applicable Renewal Term.
31.3    Determination of Market Rental Rate. Within 10 days after Tenant delivers a Renewal Notice, Landlord will notify Tenant in writing (the “Rate Notice”) of the “Market Rental Rate” (as defined below). If Tenant agrees that the rental rate set forth in the Rate Notice is the Market Rental Rate, such rental rate will be the Market Rental Rate for the purposes of this Section 31, and Base Rent for the applicable Renewal Term will be the Market Rental Rate. If Tenant disagrees with the Market Rental Rate in the Rate Notice, then Tenant will have 30 days after receipt of the Rate Notice to object to the rental rate in the Rate Notice by giving notice to Landlord. If Tenant fails to object within such 30 day period, Tenant will be deemed to have agreed that the Rate Notice contains the Market Rental Rate. If Tenant timely notifies Landlord of Tenant’s objection to the rate set forth in the Rate Notice, then Landlord and Tenant will, for a period of 20 days from and after Tenant gives its objection to the Rate Notice, negotiate to determine a Market Rental Rate acceptable to both Landlord and Tenant.
(a)    Parties’ Brokers. If the parties are unable to agree upon the Market Rental Rate during such 20 day period, then, within five business days after the expiration of such 20 day period, Landlord and Tenant will each appoint their own licensed real estate broker who has at least 10 years’ full-time experience in commercial office and lab/research and development leasing in the Alameda, California market area (the “Parties’ Brokers”). The Parties’ Brokers will negotiate in good faith for 10 days after the date that both Parties’ Brokers have been appointed to determine a Market Rental Rate acceptable to both Landlord and Tenant. If the Parties’ Brokers cannot reach agreement on the Market Rental Rate within such 10 day period, then within five days after the expiration of such 10 day period, Landlord will deliver to Tenant a written determination of the Market Rental Rate as determined by Landlord and its broker using the criteria set forth below (“Landlord’s Determination”). Tenant will have five business days from the date of Landlord’s delivery of Landlord’s Determination to notify Landlord of Tenant’s acceptance of Landlord’s Determination or deliver to Landlord Tenant’s written determination of the Market Rental Rate using the criteria set forth below (“Tenant’s Determination”). If Tenant does not deliver Tenant’s Determination to Landlord within such five business day period, Tenant will be deemed to have accepted Landlord’s Determination and the rental rate set forth in Landlord’s Determination will be the Market Rental Rate. If Tenant does deliver Tenant’s Determination within such five business day period, then the Parties’ Brokers will have an additional seven days from the date of delivery of Tenant’s Determination to negotiate a Market Rental Rate acceptable to both Landlord and Tenant.
(b)    Third Broker. If no agreement can be reached as to the Market Rental Rate within such seven day period, then, within five days after such seven day period expires, the Parties’ Brokers shall cooperate to appoint a third broker (the “Third Broker”). The Third Broker will be a person who has not previously acted in any capacity for either party and who meets the same experience qualifications as required for the Parties’ Brokers. If Parties’ Brokers cannot agree on the Third Broker within such five-day period, either of the Parties’ Brokers may submit a request to the Chairman of the Board of Governors of the California Commercial Brokers Association to appoint the Third Broker, and such appointment will be binding on Landlord, Tenant and the Parties’ Brokers. Within 10 days of his or her appointment, the Third Broker will review Landlord’s Determination and Tenant’s Determination of the Market Rental Rate and such other information as he or she deems necessary and will select either Landlord’s Determination or Tenant’s Determination of the Market Rental Rate (but no other rate) as being more reasonable. The Third Broker will be instructed, in deciding whether Landlord’s Determination or Tenant’s Determination is more reasonable, to use the criteria as to the Market Rental Rate set forth below. The Third Broker will immediately notify the parties of his or her selection of the Landlord’s Determination or the Tenant’s Determination as being more reasonable, and then such selected determination will be the Market Rental Rate. Each of the parties will bear the entire cost of their own broker and 1/2 of the cost of the Third Broker.
(c)    Interim Rate. Notwithstanding anything in this Lease to the contrary, if no agreement can be reached as to the Market Rental Rate prior to the expiration of the Term, with respect to the exercise of the First Renewal Option, and/or prior to the expiration of the First

Renewal Term, with respect to the exercise of the Second Renewal Option, Tenant shall pay Base Rent to Landlord in accordance with the rental rate set forth in Landlord’s Rate Notice (the “Interim Rate”) for the period (the “Interim Period”) beginning on the day immediately following the last day of the Term and/or the First Renewal Term, as applicable, and ending on the date the Market Rental Rate is determined pursuant to this Section 31 (the “Determination Date”). If the amount of Base Rent Tenant paid to Landlord during the Interim Period, prorated based on the number of days in such period (the “Interim Base Rent”), is more than the amount Tenant would have paid if the Market Rental Rate had been in effect during such Interim Period, Landlord will credit such excess amount against the next payment(s) of Base Rent due from Tenant to Landlord. If the Interim Base Rent is less than the amount Tenant would have paid if the Market Rental Rate had been in effect during such Interim Period, Tenant will pay the deficiency to Landlord within 30 days after the Determination Date.
31.4    Market Rental Rate Defined. “Market Rental Rate” means the prevailing renewal rate and periodic increases thereof, if any, then charged by landlords of similar buildings in the Alameda, California market area of comparable quality, amenities and age as the Building for similar space to tenants similar to Tenant in size, credit quality and stature, taking into account the length of the applicable Renewal Term, as well as the project amenities, views, parking ratios, concessions and inducements offered at comparable properties.
31.5    After Exercise. During each Renewal Term, all of the terms and provisions of this Lease will apply, except that (a) after the Second Renewal Term there will be no further right of renewal; and (b) during each Renewal Term, Base Rent will be payable at the applicable Market Rental Rate, as determined pursuant to this Section 31, multiplied by the rentable square feet of the Premises as of the commencement of the applicable Renewal Term. The “Term” of this Lease will include any properly exercised Renewal Term.
31.6    Limitations on Tenant’s Rights. At Landlord’s option, Tenant will have no right to extend the Term, and Tenant’s Renewal Notice will be ineffective, if a Default exists at the time a Renewal Notice is given or at the time the applicable Renewal Term is scheduled to commence. Any termination of this Lease terminates all rights under this Section 31. Any assignment of this Lease or subletting of Premises by Tenant (excluding an assignment that is a Permitted Transfer) terminates Tenant’s rights under this Section 31, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.
32.    LANDLORD’S HVAC WORK AND ALLOWANCE.
32.1    Landlord’s HVAC Work. Landlord shall update the base building HVAC and boiler systems in the 1801 Building (the “1801 HVAC Systems”) by replacing the existing equipment listed on Exhibit G attached hereto (the “HVAC Equipment List”) in the 1801 Building with new, substantially similar equipment, which work will be referred to herein as “Landlord’s HVAC Work”. Landlord will work with Tenant collaboratively to produce the plans and specifications for Landlord’s HVAC Work so that it is designed and constructed to maximize efficiency and meet the needs of Tenant. Landlord shall perform Landlord’s HVAC Work in a good and workmanlike manner, in compliance with applicable Laws and in compliance with plans and specifications approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. The parties acknowledge that the performance of Landlord’s HVAC Work will not affect the Start Dates or the Commencement Date as provided in Exhibit B. Tenant shall not be required to remove the 1801 HVAC Systems (or pay the costs therefor) at the expiration or earlier termination of the Lease.

(a)    Landlord and Tenant acknowledge that Landlord’s HVAC Work is anticipated to be conducted in accordance with a schedule to be agreed upon by Landlord and Tenant with Tenant’s Work in the 1801 Building. Landlord may enter the 1801 Building to the extent necessary to perform Landlord’s HVAC Work. Landlord will work in harmony with Tenant and use reasonable commercial efforts to avoid unreasonable interference with Tenant’s Work or Tenant’s operations during the performance of Landlord’s HVAC Work.
(b)    Tenant acknowledges that, despite Landlord’s efforts, Tenant may experience interference with and/or interruption of Tenant’s Work in the 1801 Building. Unless caused by the negligence or intentional misconduct (including material noncompliance with Laws or plans and specifications approved by Tenant) of Landlord or its employees, Tenant will hold Landlord harmless from any and all claims, damages and liability against Landlord, either by Tenant or Tenant’s employees, customers, contractors, agents or invitees resulting from Landlord’s HVAC Work.
32.2    1801 HVAC Allowance. Landlord shall pay for the cost of Landlord’s HVAC Work up to a maximum of $600,000.00 (the “1801 HVAC Allowance”), and Tenant shall pay for Landlord’s HVAC Work to the extent that the cost of Landlord’s HVAC Work exceeds the 1801 HVAC Allowance within 30 days of Landlord’s request. A condition precedent to Tenant’s reimbursement of the excess costs of Landlord’s HVAC Work will be that Tenant has received written notice from Landlord’s contractor (or other evidence satisfactory to Tenant) that Landlord’s HVAC Work has been completed. Tenant will not be entitled to any credit if Landlord’s HVAC Allowance exceeds the cost of Landlord’s HVAC Work.
32.3    Completion of Landlord’s HVAC Work. Landlord will begin performing Landlord’s HVAC Work after the last Start Date for the 1801 Space (as set forth in Exhibit B) and use commercially reasonable efforts to complete Landlord’s HVAC Work on or before the Commencement Date. If Landlord is unable to complete Landlord’s HVAC Work by such date, then Landlord will continue to use commercially reasonable efforts to complete Landlord’s HVAC Work as soon as reasonably feasible.
32.4    Title. Once installed, title in and to the 1801 HVAC Systems and all equipment related thereto will be vested in Landlord throughout the Term and upon expiration or earlier termination of the Term.
33.    TENANT’S HVAC WORK AND ALLOWANCE.
33.1    Tenant’s HVAC Work. As part of Tenant’s Work in the 1851 Space, Tenant shall update the base building HVAC and boiler systems in the 1851 Building (the “1851 HVAC Systems”) by replacing the existing equipment listed on the HVAC Equipment List in the 1851 Building with new, substantially similar equipment, which work shall be referred to herein as “Tenant’s HVAC Work.” Tenant will work with Landlord collaboratively to produce the plans and specifications for Tenant’s HVAC Work so that it is designed and constructed to maximize efficiency and meet the needs of Tenant. Tenant and “Contractor” (as defined in Exhibit B) shall perform or cause to be performed Tenant’s HVAC Work in accordance with Exhibit B, including, without limitation, Paragraphs 10 through 14 of Exhibit B. Tenant may begin performing Tenant’s HVAC Work after the last Start Date for the 1851 Space (as set forth in Exhibit B) and use commercially reasonable efforts to complete Tenant’s HVAC Work on or before the Commencement Date.
33.2    1851 HVAC Allowance. Throughout the Term, Tenant will be solely responsible for all costs and expenses incurred in updating, operating, maintaining, repairing and replacing the 1851 HVAC

Systems in accordance with Section 5; provided, however, that Landlord will pay for the cost of Tenant’s HVAC Work up to a maximum of $600,000.00 (“1851 HVAC Allowance”), and Tenant shall pay for Tenant’s HVAC Work to the extent that the cost of Tenant’s HVAC Work exceeds the 1851 HVAC Allowance. A condition precedent to Landlord’s payment of the 1851 HVAC Allowance will be that Landlord has received from Tenant the following: (a) written notice from Contractor (or other evidence satisfactory to Landlord) that Tenant’s HVAC Work has been completed; (b) final and unconditional lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the 1851 Building in connection with Tenant’s HVAC Work. Tenant will not be entitled to any credit if the 1851 HVAC Allowance exceeds the cost of Tenant’s HVAC Work.
33.3    Title and Liability. Without limiting Tenant’s obligations under this Section 33, once installed, title in and to the 1851 HVAC Systems and all equipment related thereto will be Tenant’s property throughout the Term of this Lease and shall automatically become Landlord’s property upon termination of this Lease, or termination of Tenant’s right to possession of the 1851 Space, without compensation to Tenant. Subject to this Section 33 and except to the extent caused by the willful misconduct or grossly negligent act or omission by Landlord, to the fullest extent permitted by applicable laws, codes, rules and regulations, Tenant will indemnify and hold Landlord, its affiliates, its property manager and their respective managers, members, officers, directors, employees and agents harmless from and against any and all claims, costs and liabilities (including reasonable attorneys’ fees) arising out of or in connection with Tenant’s installation, use, operation, maintenance, repair and replacement of the 1851 HVAC Systems. This Section 33 will survive the expiration or earlier termination of the Term.
(Signatures on the Following Page)

Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Lease Date.

TENANT:	LANDLORD:

EXELIXIS, INC.,
a Delaware corporation
By: /s/ Michael M. Morrissey
Printed Name: Michael M. Morrissey, Ph.D.
Title: President and CEO
And By: /s/ Christopher J. Senner
Printed Name: Christopher J. Senner
Title: EVP and CFO

ASCENTRIS 105, LLC, a Colorado limited liability company By: /s/ Gabe L. Finke Printed Name: Gabe L. Finke Title: Manager Date: 5/2/2017

WATERFRONT AT HARBOR BAY
EXHIBIT A
PLAN DELINEATING THE PREMISES AND TENANT MAINTAINED OUTDOOR AREAS

Suite 225
= 1751 Space & Temporary Space

1751 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT, ALAMEDA, CA

Suite 175
Suite 100
Suite 100
Suite 150
UP
= 1801 Space

1801 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

Suite 200
Suite 210
= 1801 Space

1801 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

Suite 1000
Suite 125
Suite 150
= 1851 Space

1851 FIRST FLOOR HARBOR BAY PARKWAY

THE WATERFRONT ALAMEDA, CA

Suite 200
Suite 210
Suite 210
= 1851 Space

1851 SECOND FLOOR HARBOR BAY PARKWAY

THE WATERFRONT, ALAMEDA, CA

TENANT MAINTAINED OUTDOOR AREAS

WATERFRONT AT HARBOR BAY
EXHIBIT B
POSSESSION AND LEASEHOLD IMPROVEMENTS EXHIBIT
1.    Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease Agreement to which this Exhibit B is attached and those of this Exhibit B (“Work Letter”), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:
(a)    “Commencement Date” with respect to the Premises means the first day of the Term, which will be six months after the last Start Date for the entire Premises (other than the Temporary Space). Notwithstanding the foregoing, if Tenant takes possession of any part of the Premises (other than the Temporary Space) for the conduct of business prior to the Commencement Date, Tenant will pay Landlord Base Rent according to Section 3.1 at the rates applicable to Months 1 – 12 of the Term of the Lease (not including the Rent Abatement) and Additional Rent according to Section 3.2, prorated for the time and portion of the Premises so occupied.  No early occupancy will change the Commencement Date or the Expiration Date.
(b)    “Start Date” with respect to each portion of the Premises means the date that Landlord will “Deliver” (as defined in Section 1.3(h) of the Lease) such portion to Tenant, unless the applicable Start Date is extended according to Paragraph 2 below. The estimated Start Dates are as follows:

Premises	Start Date
1751 Space
Temporary Space – Suite 225	Lease Date
1801 Space
Suite 200	Lease Date
Suite 210	Lease Date
Suite 150	5 days after Lease Date
Suite 175	Within five business days after the relocation of BizWorld, estimated to be four months after the Lease Date
Suite 100	Within five business days after the relocation of Metaswitch, estimated to be four months after the Lease Date
1851 Space
Suite 200	Lease Date
Suite 210	Within five business days after the vacation of PINC Solutions, estimated to be June 1, 2017
Suite 1000	Lease Date
Suite 125	Within five business days after the vacation of AbsolutData, estimated to be 45 days after the Lease Date
Suite 150	Lease Date

(c)    “Temporary Space Period” is defined in Section 1.1(d)(i) of the Lease.
(d)    “Tenant Finish Period” means with respect to each portion of the Premises, the period beginning on the Start Date applicable to such portion and ending on the Commencement Date applicable to such portion.
(e)    “Submission Date” means July 31, 2017.
(f)    “Landlord’s Representative” means Jones Lang LaSalle Americas, Inc. and NV5.
(g)    “Tenant’s Representative” means Dana Aftab.
(h)    “Tenant’s Architect” means DGA, or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.
(i)    “Tenant’s Engineers” means the licensed or registered professional engineers selected by Tenant and reasonably approved by Landlord.
(j)    “Maximum Allowance Amount” means $5,539,150.00 (which is approximately $50.00 per rentable square foot); provided, however, that if Tenant elects to complete Tenant’s Work on a multi-phase basis, Landlord will advance the applicable prorated portion of the Maximum Allowance Amount based on the area of the portion of the Premises in each such phase. In addition to the Maximum Allowance Amount, Landlord, at its sole cost and expense, will pay up to $15,000.00 for two initial test plans for the Premises.
(k)    “Leasehold Improvements” means all alterations, leasehold improvements and installations to be constructed or installed by Landlord or Tenant in the Premises according to this Work Letter.
(l)    “Landlord’s Work” means those Leasehold Improvements to be constructed or installed by Landlord according to Paragraph 4 below.
(m)    “Tenant’s Work” means all Leasehold Improvements other than Landlord’s Work.
(n)    “Preliminary Plans” means space plans and general specifications for Tenant’s Work prepared by Tenant’s Architect in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify.
(o)    “Construction Documents” means complete construction plans and specifications for Tenant’s Work prepared by Tenant’s Architect and Tenant’s Engineers in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify and detailing all aspects of Tenant’s Work, including, without limitation, the location of libraries, safes and other heavy objects, stairwells, walls, doors, computer equipment, telephone and related equipment, and electrical, plumbing, heating, ventilation and air conditioning equipment (including equipment in excess of that required for normal use). Tenant’s Engineers will perform all mechanical and electrical design work included in the Construction Documents.
(p)    “Tenant’s Costs” means all costs required to be expended by Tenant under this Work Letter in connection with Tenant’s Work, including, without limitation, the costs of: preparing the Preliminary Plans, Construction Documents and the as-built plans described in Paragraph 8; performing Tenant’s Work; obtaining all required insurance, licenses and permits; satisfying all requirements of Laws; letting all contracts; all services provided by or for Landlord under Paragraph 14; the costs of Tenant’s construction manager, if any; all required electrical and telephone panels and/or meters; and Landlord’s construction management fee (as described in Paragraph 14 below. Tenant’s Costs will not, however, include any costs incurred by Tenant for furniture or other personal property, for fixtures or equipment (unless such fixtures or equipment will constitute permanent additions to the Premises and are shown on the Construction Documents), or for moving to the Premises.
2.    Tenant Finish Period. The Tenant Finish Period with respect to each portion of the Premises will begin on the applicable Start Dates specified in Paragraph 1(b) above with respect to each portion of the Premises identified there, unless such Start Dates are extended according to the following provisions. If on or before the applicable Start Date specified in Paragraph 1(b), (i) Landlord’s Work has not been completed in the applicable portion of the Premises to the extent that Tenant’s Work may begin (except for any Landlord’s Work which has been delayed, hindered or prevented by Tenant); or (ii) Tenant has not been permitted entry to the applicable portion of the Premises for the conduct of Tenant’s Work, then such Start Date will be extended until the date on which both such events have occurred; provided, however, that Landlord shall have no other liability to Tenant for its failure to deliver a portion of the Premises to Tenant on the applicable Start Date if such delay is caused by a tenant’s holding over in a portion of the Premises, so long as Landlord is using commercially reasonable efforts to cause such tenant to vacate the portion of the Premises, which commercially reasonable efforts shall include filing an unlawful detainer action if such holdover continues for a period in excess of 30 days. If the Start Date for a specified portion of the Premises has not occurred within 120 days after the date specified in Paragraph 1(b), then Tenant will have the right to terminate the Lease with respect to such undelivered portion of the Premises (the “Terminated Space”) by delivering written notice of termination to Landlord not more than 30 days after the end of such 120‑day period. Upon such termination, each party will, upon the other’s request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Terminated Space or the Premises as a whole, as applicable; neither Landlord nor Tenant will have any further obligations to each other with respect to the Terminated Space or the Premises as a whole, as applicable, including, without limitation, any obligations to pay for work previously performed in the Terminated Space or the Premises as a whole, as applicable; all improvements to the Terminated Space will become and remain the property of Landlord; Landlord will refund to Tenant any sums paid to Landlord by Tenant for the Terminated Space or the Premises as a whole, as applicable, in connection with the Lease; and the Letter of Credit shall be terminated or returned to Tenant, if the Lease is terminated in its entirety. Such postponement of a Start Date and the Commencement Date and such termination and refund right, will be Tenant’s sole and exclusive remedies for Landlord’s failure to deliver any portion of the Premises by the dates described above, and Tenant expressly waives any other rights, claims or remedies that Tenant might otherwise have against Landlord by reason of Landlord’s failure to deliver any portion of the Premises or any delay in commencing or completing any of Landlord’s Work.
3.    Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three days’ prior written notice to the other party.
4.    Landlord’s Work. Landlord, at its expense and as Landlord’s Work, will complete in or for the Premises, in a good and workmanlike manner and according to all Laws, the following: None (other than Landlord’s HVAC Work in accordance with Section 32 of the Lease).

Landlord will pay for the design costs associated with Landlord’s Work; provided that to the extent Landlord’s Work requires design information (such as heating or air conditioning load factors) that would be prepared in connection with the preparation of the Preliminary Plans or the Construction Documents, Tenant will be responsible for the cost of such design information. The Premises will be delivered to Tenant when Landlord has substantially completed Landlord’s Work, subject only to completion of minor construction details which would not materially interfere with Tenant’s Work, and Tenant will accept the Premises upon notice from Landlord that Landlord’s Work has been substantially completed. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord’s property upon installation and will remain Landlord’s property at the expiration or earlier termination of the Term.
5.    Landlord’s Punch List. Upon substantial completion of Landlord’s Work, Landlord’s Representative and Tenant’s Representative will inspect the Premises and prepare and sign a punch list identifying all items of Landlord’s Work which require correction or completion. Landlord will, within 10 days after execution of such punch list, begin correction or completion of any items identified on such punch list and will complete such work in a prompt and diligent manner. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. Except for any items identified on such punch list, and except for any latent defects in Landlord’s Work in a specified portion of the Premises of which Tenant notifies Landlord within one year after the Commencement Date applicable to such portion of the Premises, Tenant’s taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).
6.    Early Access. Tenant will not be entitled to exclusive possession of portions of the Premises until Landlord’s Work is completed in such portions. Landlord shall permit Tenant to enter certain portions of the Premises at least 30 days prior to the applicable Start Date so that Tenant may do such work as may be required to prepare the Premises for Tenant’s Work. If Tenant makes such entry prior to the Start Date, Tenant will work in harmony with Landlord and will not interfere with the performance of Landlord’s Work, or with the work of any other tenant or occupant. If at any time such access causes or threatens to cause disharmony or interference, including labor disharmony, Landlord will have the right to immediately terminate such early access. At all times when Tenant enters any portion of the Premises prior to the Commencement Date (including the Tenant Finish Period) applicable to such portion, Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent or Costs will be payable by Tenant prior to such applicable Commencement Date.
7.    Landlord’s Approval. All Preliminary Plans and Construction Documents, and any revisions to the same (whether in the form of a change order or otherwise) are expressly subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord may engage architects and/or engineers as it deems reasonably necessary to review the

Preliminary Plans and Construction Documents and advise Landlord with respect to such approval. Landlord may withhold its approval of any such items that require work which:
(a)    exceeds or adversely affects the capacity or integrity of the Building’s structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;
(b)    is not approved by the holder of any Encumbrance, if such approval is required;
(c)    would not be approved by a prudent owner of property similar to the Building;
(d)    violates any agreement which affects the Building or binds Landlord;
(e)    Landlord reasonably believes will substantially increase the cost of operating or maintaining any of the Building’s systems;
(f)    Landlord reasonably believes will materially reduce the market value of the Premises or the Building at the end of the Term;
(g)    does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;
(h)    does not meet or exceed Building Standard; or
(i)    Landlord reasonably believes will infringe on the architectural integrity of the Building.
8.    Tenant’s Plans. On or before the Submission Date, Tenant, at its expense, will cause the Preliminary Plans to be prepared and submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord, at its sole cost and expense, will pay up to $15,000.00 for two initial test plans for the Premises. If the submitted materials are not acceptable to Landlord, Landlord will so notify Tenant by returning the Preliminary Plans with required changes noted within 10 business days following Landlord’s receipt. If Landlord so notifies Tenant of any required change to the Preliminary Plans, Tenant will cause the same to be revised according to the returned Preliminary Plans and resubmitted to Landlord. After Landlord notifies Tenant of Landlord’s approval of the Preliminary Plans, Tenant, at its expense, will cause, using commercially reasonable efforts, the Construction Documents to be prepared and submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Such submittal will include a complete color and finish board for Tenant’s Work. The Construction Documents must substantially conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant’s Work. If required by Landlord, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval after Landlord notifies Tenant of any required changes. Tenant’s Work will not commence prior to Landlord’s approval of the Construction Documents. If Landlord fails to deliver to Tenant Landlord’s written approval or its written request for revisions within 15 days after Landlord receives any submittal by Tenant of Preliminary Plans, Construction Documents or any required revisions to them, or Tenant’s request for approval of its Contractor (defined below in Section 11) Tenant will receive a credit against Base Rent beginning on the first day of the Term equal to one day’s Base Rent for each day subsequent to the 15th day after Tenant’s submittal until the day of Landlord’s response. Except as provided in Paragraph 2 above, no delays in the design or performance of Tenant’s Work will change the applicable Start Dates or the Commencement Date with respect to any of various portions of the Premises. Upon completion of Tenant’s Work in the Premises as a whole, Tenant will provide Landlord a complete set of reproducible as-built plans of the Premises. If Tenant fails to provide such plans, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so. No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord or its architects or engineers as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.
9.    Tenant’s Work. During the Tenant Finish Period, Tenant, at its expense (but subject to reimbursement from the Allowance), will construct or cause to be constructed in the Premises all of Tenant’s Work according to the Construction Documents approved by Landlord. Tenant, at its expense (but subject to reimbursement from the Allowance), will obtain: (i) all permits (including, without limitation, building permits) required for construction of Tenant’s Work; (ii) all contracts and insurance required under this Work Letter; and (iii) all certificates required for occupancy of the Premises from the appropriate governmental authorities. Tenant will cause all Tenant’s Work to be diligently completed in a good and workmanlike manner, according to the approved Construction Documents and all Laws, and free and clear of any liens or claims for liens.
10.    Tenant’s Contractor. Landlord will have the right to approve Tenant’s contractor (“Contractor”) and all subcontractors, which approvals will not be unreasonably withheld, conditioned or delayed. Landlord will provide Tenant with a list of contractors and subcontractors that are acceptable to Landlord. Tenant may select its Contractor and subcontractors from such list or may request Landlord’s approval of a Contractor or subcontractors not on such list. Tenant will not execute any contract for the performance of Tenant’s Work until Landlord’s approvals of the Contractor and subcontractors have been obtained, and Tenant will cause its proposed Contractor and subcontractors (if the proposed Contractor or subcontractors are other than those set forth on such list) to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.
11.    Construction Contract. Tenant’s construction contract for Tenant’s Work will provide (and Tenant will deliver a copy of it to Landlord so that Landlord may confirm it provides) that: (i) construction of Tenant’s Work will not interfere with Landlord’s or Landlord’s tenants’ activities in, or use or enjoyment of, any of the Buildings, as determined by Landlord in good faith; (ii) Contractor will cooperate with other contractors in the Buildings in a commercially reasonable manner to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Buildings concerning use of elevators, trash removal and water and utility usage; (iii) Contractor will leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant’s Work; (iv) Contractor will procure and maintain, and will cause its subcontractors to procure and maintain the insurance and to execute such documents evidencing such obligation to procure and maintain such insurance, as described in Paragraph 12 below; (v) upon completion of Tenant’s Work, Contractor will provide to Landlord and Tenant as-built drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Premises as part of Tenant’s Work; (vi) any purchased materials remaining after completion of the subject portion of Tenant’s Work (such as, for example, extra paint, wall coverings or carpet) will be given by Contractor to Tenant for use in subsequent repairs; and (vii) all labor and material supplied according to the contract will be fully warranted by Contractor for a period of not less than one year from substantial completion of Tenant’s Work and such warranty will provide that it is for the benefit of both Landlord and Tenant and may be enforced by either. The construction contract will also contain the following indemnification and defense provisions:
“To the fullest extent permitted by law, Contractor will indemnify, defend and hold harmless Ascentris 105, LLC, a Colorado limited liability company, and its successors, assigns, property manager, partners, managers, members, officers and directors, subsidiaries, affiliates, employees and agents (collectively, the “Indemnitees”) from and against any and all claims, damages, losses and expenses, including, but not limited to, attorneys’ fees, arising out of or resulting from performance of the work contemplated by this contract by Contractor or any of its subcontractors, except that the foregoing will not apply to any Indemnitee to the extent such Indemnitee’s negligence caused such claim, damage, loss or expense. Such obligations will not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.
Contractor agrees to protect, defend, hold harmless and indemnify the Indemnitees from and against any and all claims, actions, liabilities, damages, losses, costs and expenses (including attorneys’ fees) arising out of or resulting from Contractor’s failure to purchase all insurance required under Paragraph 12 of the Possession and Leasehold Improvements Agreement attached to and made a part of the Lease Agreement dated ____[insert date of Lease]_____ between Ascentris 105, LLC, a Colorado limited liability company, and Exelixis, Inc., a Delaware corporation, and from Contractor’s failure to require and obtain proper insurance coverage from its subcontractors. In any and all claims against the Indemnitees or any employee of Contractor or anyone directly or indirectly employed by it or anyone for whose acts it may be liable, the indemnification obligation under this provision will not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any subcontractor under Workers’ or Workmen’s Compensation Acts, disability benefit acts, or other employee benefit acts.
The indemnification and defense obligations stated above will not apply to any claims, actions, liabilities, damages, losses, costs or expenses caused directly by the negligence or intentional tortious acts of the Indemnitees.”

12.    Contractor’s Insurance. Contractor’s insurance or such insurance carried by Contractor’s subcontractors or sub-subcontractors pursuant to this Work Letter will be primary and non-contributory insurance over any insurance carried by Landlord. Beginning on the Start Date and thereafter during the Term of the Lease, and for such additional time as may be further required, Tenant will cause Contractor to provide, pay for, and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the work or service performed by or on behalf of Contractor for Tenant. Further, Tenant will cause Contractor and any and all subcontractors and sub‑subcontractors to execute documentation satisfactory to Landlord, whereby each such subcontractor and/or sub‑subcontractors will agree to maintain such types of insurance with limits required by Landlord during the entire period that they conduct any work in the Premises, and to provide proof of such insurance in a form satisfactory to Landlord. Contractor will cause all subcontracts and sub-subcontracts to include these provisions (with applicable insurance limits) and to provide evidence thereof to Landlord promptly after request.
(a)    Commercial General Liability. Contractor will maintain commercial general liability insurance covering all operations by or on behalf of Contractor on an occurrence basis against claims for bodily injury, property damage, and personal injury. Such insurance will provide minimum limits and coverage as follows:
(i)    Minimum Limits.

A)	$1,000,000 Each Occurrence (Combined Single Limit Bodily Injury and Property Damage);

B)	$2,000,000 General Aggregate per project site; and

C)	$2,000,000 Products / Completed Operations Aggregate.
(ii)    Coverages.

A)	Products and Completed Operations coverage maintained for at least 3 years from completion of work or warranty period, whichever is greater;

B)
Additional Insured status including Products and Completed Operations: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager;

C)	Insured status for Landlord if Additional Insured status is not available for Products and Completed Operations coverage;

D)	Waiver of Subrogation in favor of Landlord and Property Manager; and

E)	Subcontractor exception to their work exclusion.

(iii)    Unacceptable Exclusions.

A)	Residential (if applicable)

B)	Condominiums or condominium conversions (if applicable)

C)	EIFS (if applicable)

D)	Subsidence exclusion

E)	Damage to work performed by subcontractors on Contractor’s behalf (e.g. CG 22 94 or CG 22 95)

F)	Known loss

G)	Design professionals
(b)    Automobile Liability. Contractor will maintain business auto liability covering liability arising out of any auto (including owned, hired and non-owned autos).
(i)    Minimum Limits. $1,000,000 Combined Single Limit Each Accident.
(ii)    Coverages.

A)	Additional Insured: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager; and

B)	Waiver of Subrogation in favor of Landlord and Property Manager.
(c)    Workers Compensation. Contractor will maintain workers compensation and employers liability insurance.
(i)    Minimum Limits.

A)	Workers Compensation: Statutory Limits; and

B)	Employers Liability:

1)	Bodily Injury for Each Accident: $1,000,000;

2)	Bodily Injury by Disease for Each Employee: $1,000,000; and

3)	Bodily Injury Disease Aggregate: $1,000,000.
(ii)    Coverage.

A)	Waiver of Subrogation in favor of Landlord and Property Manager.
(d)    Umbrella/Excess Liability. Contractor will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Paragraphs 12(a), 12(b), 12(c)(i)B) and will be at least as broad as each and every one of the underlying policies.
(i)    Minimum Limits.

A)	Greater of $5,000,000 or Total Hard Costs of Contract per Occurrence

B)	Greater of $5,000,000 or Total Hard Costs of Contract Aggregate
(e)    Property Insurance. Contractor and any subcontractor or sub-subcontractor will maintain property insurance covering all personal property, materials and equipment that are used in connection to this Lease. If Contractor or any of its subcontractors or sub-subcontractors elects not to carry this insurance, Landlord’s property insurance will not cover Contractor’s or any subcontractor’s or sub-subcontractor’s personal property, materials or equipment including scaffolding, and Contractor, for itself and its subcontractors and sub-subcontractors, hereby waives all claims against Landlord and Property Manager on account of any loss or damage to personal property, materials, equipment or scaffolding used or stored on the property.
(f)    Proof of Insurance. Prior to execution of this Lease, or before Contractor performs work at or on the Premises or delivers supplies or materials to the Building, whichever comes first, Contractor will furnish, and will cause the applicable subcontractors and sub‑subcontractors to furnish, Property Manager with certificates of insurance evidencing the types of coverage outlined above, and with regard to the subcontractors and sub‑subcontractors, with the limits required by Landlord, and all in compliance with the Other Insurance Provisions outlined below. Neither Contractor nor any subcontractor will have the right to enter the Premises or perform any of Tenant’s Work unless and until appropriate certificates of insurance and other related documentation, as requested by Landlord and/or Property Manager, has been delivered to Property Manager. Insurance is to be placed with insurers with a Best’s rating of no less than A-IX. No such policy will be cancelable, non-renewed or modified except after 30 days’ written notice to Property Manager. Except for the provisions of Paragraph 12(a)(ii)A) hereof, Contractor will maintain all of the foregoing insurance coverages in full force and effect until the work or service under this Agreement is fully completed. The requirements for carrying the foregoing insurance will not release Contractor from the provision for indemnification of Landlord by Contractor.
(g)    Other Insurance Provisions. Contractor will name, will cause its subcontractors and sub-subcontractors to name and will cause the applicable contracts with such subcontractors and sub-subcontractors to provide that each such subcontractor and sub-subcontractor will name, Landlord, Landlord’s partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates and the Property Manager as additional insureds with respect to liability arising out of the activities performed by or on behalf of Contractor or its subcontractors or sub-subcontractors on all policies carried by Contractor and/or Contractor’s subcontractors or sub-subcontractors, except Workers Compensation. Contractor’s and its subcontractor’s and sub-subcontractor’s Workers’ Compensation insurers will agree to waive all rights of subrogation against Landlord, its partners, managers, members, officers and directors, employees and agents, subsidiaries and affiliates and Property Manager, for losses arising from work or activities performed by Contractor or its subcontractor or sub-subcontractor, as applicable. All liability insurance policies carried by Contractor will include provisions for contractual liability coverage insuring Contractor for the performance of its indemnity obligations set forth herein. Contractor is solely responsible for causing its subcontractors and sub-subcontractors to obtain the types of insurance and applicable coverages set forth herein. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Contractor’s indemnity obligations contained in this Work Letter. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Contractor or its subcontractors or sub-subcontractors, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Contractor’s indemnity obligations set forth herein or under any other provision of this Work Letter. The amount of liability insurance under insurance policies maintained by Contractor or any of its subcontractors or sub-subcontractors will not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Contractor and each of its subcontractors and sub-subcontractors will be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under their respective policies. The entry by Contractor or any subcontractor or sub-subcontractor onto, or the performance of any work by Contractor or any subcontractor or sub-subcontractor in, the Premises without delivering the required certificates and/or other evidence of insurance, will not constitute a waiver of the obligations of Contractor or the applicable subcontractor or sub-subcontractor (as the case may be) to provide the required coverages. If Contractor or any subcontractor or sub-subcontractor provides to Landlord or Property Manager a certificate that does not evidence the coverages required herein, or that is faulty in any respect, acceptance of such certificate by Landlord or Property Manager will not constitute a waiver of the obligations of Contractor or any subcontractor or sub-subcontractor (as the case may be) to provide the proper insurance.
13.    Additional Requirements Concerning Tenant’s Work. The following additional requirements will apply to Tenant’s Work:
(a)    All of Tenant’s Work will be: (i) of a quality at least equal to Class A buildings in the Alameda, California market area; (ii) completed only according to the Construction Documents approved by Landlord; (iii) conducted in a manner so as to maintain harmonious labor relations and not to interfere with or delay any other work or activities being carried on by Landlord or Landlord’s contractors or other tenants; (iv) designed, performed and completed in substantial compliance with all applicable reasonable standards and reasonable regulations established by Landlord and provided to Tenant in advance of the commencement of construction of Tenant’s Work as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (v) completed only by the Contractor approved by Landlord; (vi) coordinated by the approved Contractor so as to ensure timely completion; and (vii) performed and conducted in such a manner so as not to alter the structure or systems of the Building without Landlord’s prior written consent.
(b)    With respect to any Multi User Buildings, under no circumstances will Tenant, Contractor or any of their authorized representatives ever alter or modify or in any manner disturb any “Central” (as defined below) system or installation of the Building, including, without limitation, the Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning system, Central fire protection and fire alert system, Central Building maintenance systems, Central structural system, elevators and anything located within the Central core of the Building, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Only with Landlord’s express written permission will Tenant, Contractor or their authorized representatives alter or modify or in any manner disturb any “Branch” (as defined below) of any Central system or installation of the Building which serves or is located within the Premises. “Central” means that portion of any Building system or component which is within the core of the Building or common to or serves or exists for the benefit of other tenants in the Building, and “Branch” means that portion of any Building system or component which serves to connect or extend Central systems to the Premises. Any and all interfacing with, or tie-ins to, any Central Building systems or Branches will be scheduled with Landlord not later than five days prior to the commencement of any such work. Any such interfacing with, or tie-ins to, any such Building systems, and any checks of such interfacing or tie-ins, will be performed only after the same have been scheduled with, and reasonably approved by, Landlord.
(c)    At Tenant’s election, Contractor may submit to Landlord written requests for use of any Building Standard materials which have been prestocked by Landlord. Any such request will indicate the quantity and description of the prestocked materials needed. Contractor will be responsible for the relocation and allocation of any such materials to the Premises under the supervision of, and only with the consent of, Landlord’s Representative or contractor. Contractor will be solely and exclusively responsible for signing for and verifying any such prestocked materials so used. Landlord will deduct from the amount of the Allowance described in Paragraph 17 below the value of any prestocked materials so requested by Contractor from Landlord. The value of any such prestocked materials will be determined by the quantities required in accordance with generally accepted costs in the metropolitan area in which the Building is located.
(d)    If there is a freight elevator, all construction personnel engaged in the performance of Tenant’s Work must use the Building’s freight elevator, if applicable, and not the passenger elevators for access to any portion of the Premises in any Multi User

Building. All deliveries of materials for use in connection with the construction of Tenant’s Work requiring a freight elevator of a Multi User Building must be scheduled reasonably in advance with Landlord. In addition, any of Tenant’s Work which is to be performed in a Multi User Building during hours other than the Business Hours must be scheduled in advance with Landlord. With respect to any of Tenant’s Work which is to be performed in a Single User Building during hours other than the Business Hours, Tenant will provide reasonable advance notice to Landlord.
(e)    Tenant agrees that if Contractor fails to leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant’s Work, Landlord will have the right to immediately take such action as Landlord deems appropriate to render the Common Areas neat, clean, orderly and safe and Tenant will, upon Landlord’s written demand, reimburse Landlord for all Landlord’s costs of taking such action.
14.    Landlord’s Services; Construction Administration. During construction of Tenant’s Work, Landlord will provide the following services related to such construction, the cost of which will be paid by Tenant as a part of Tenant’s Costs: all electricity and other utilities (provided that Tenant will only be responsible for the cost of electricity beginning during the Tenant Finish Period); refuse removal (including dumpsters); and any other services requested by Tenant or Contractor that Landlord agrees to provide (such as engineering, maintenance or housekeeping services). In addition, Landlord will provide construction administration with respect to Tenant’s Work which will include providing Landlord’s personnel. Landlord shall not interfere with the progress of the construction of Tenant’s Work. Tenant, at its option, will have the right to hire its own construction manager with Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant or its construction manager will be responsible for coordinating all aspects of Tenant’s Work from the design process through construction; assistance in obtaining any approvals required from Landlord and any governmental authorities; and assistance in scheduling Tenant’s deliveries to the Premises (including Tenant’s move to the Premises). Tenant will pay Landlord, as a part of Tenant’s Costs, a fee for Landlord’s supervision of Tenant’s Work in an amount equal to Landlord’s actual out-of-pocket costs with no mark-up, in an amount not to exceed $5,000.00 per month during the Tenant Finish Period. All Tenant’s Costs that are payable to Landlord will be paid by Tenant within 10 days after the date of Landlord’s invoice or, at Landlord’s election, shall be subtracted from the Maximum Allowance Amount prior to payment to Tenant.
15.    Inspection; Stop Work; Noncomplying Work. Landlord reserves the right to inspect Tenant’s Work in the Premises at all reasonable times, provided that such inspection(s) will in no way make Landlord responsible for any of Tenant’s Work and will not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of Tenant’s Work. Landlord reserves the right to stop any and all work performed (or to be performed) if Landlord reasonably considers any such work, or its performance, to be dangerous or creating a nuisance, or otherwise injurious to Tenant, Landlord or any other Building tenants. If any inspection by Landlord reveals any item of Tenant’s Work that does not materially comply with Tenant’s obligations under this Work Letter, Landlord may so notify Tenant and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected, Landlord may enter the Premises at any time and correct the item at Tenant’s expense (to be paid by Tenant promptly upon demand).
16.    Mechanics’ Liens. In the conduct of Tenant’s Work, Tenant will take all action necessary to ensure that no mechanic’s or other liens attach to the Premises or Building. Without limitation, Tenant will post notices, with form and content and in the manner as specified by Laws, notifying all persons or entities which may supply labor or materials in connection with Tenant’s Work that Landlord’s interest in the Premises and Building will not be subject to any lien for the same. If any such lien should be filed, the provisions of Section 8 of the Lease will apply.
17.    Landlord’s Allowance. Landlord agrees to pay Tenant the “Allowance,” to be applied to the cost of designing and performing Tenant’s Work, equal to the lesser of (a) Tenant’s Costs, or (b) the Maximum Allowance Amount (which may be prorated in accordance with Paragraph 1(j) of this Work Letter). As used below, “Landlord’s Percentage” means that percentage obtained by dividing the Maximum Allowance Amount (which may be prorated in accordance with Paragraph 1(j) of the Work Letter) by the then-current estimate of the total Tenant’s Costs (based on Tenant’s contracts with Tenant’s Architect, Tenant’s Engineers and Contractor); provided that Landlord’s Percentage will never exceed 100%. Landlord will pay the amount of the Allowance to Tenant in progress payments no more than on a monthly basis upon the completion of Tenant’s Work in each Building. Such progress payments will be made not later than 30 days after receipt by Landlord from Tenant of copies of Tenant’s invoices from Contractor (and, where applicable, copies of Contractor’s invoices from its subcontractors or suppliers) together with a certificate from Tenant’s Architect (or other evidence satisfactory to Landlord) indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the Premises, and such work is for the completion of Tenant’s Work in the applicable Building. Such progress payments will be made payable to Tenant or Contractor, and will be for Landlord’s Percentage of the amount of the submitted invoices, less a 10% retainage. As a condition precedent to Landlord delivering the first such progress payment, Tenant will deliver to Landlord original conditional lien waivers for the work completed or materials supplied as of the date of such lien waiver. As a condition precedent to Landlord’s issuing any such progress payment subsequent to the first such progress payment, Tenant will deliver to Landlord both original lien waivers from Contractor and any applicable subcontractor or supplier indicating that claims for mechanics’ or materialmen’s liens with respect to the labor and materials reflected in the invoices submitted for the immediately preceding progress payment have been unconditionally waived and original conditional lien waivers for the work completed or materials supplied as of the date of each such lien waiver subsequent to such preceding progress payment. A further condition precedent to Landlord’s issuing the last such payment for the amount of the retainage will be that Landlord has received from Tenant (either prior to or simultaneously with the issuance of such final payment) the following: (i) written notice from Contractor and Tenant’s Architect (or other evidence satisfactory to Landlord) that Tenant’s Work has been completed (including completion of any punch list items); (ii) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with Tenant’s Work; and (iii) a copy of the certificate of occupancy for the Premises issued by the appropriate governmental authorities. Landlord will have no obligation to make any such progress payment at any time that a Default exists under the Lease and the total of all such progress payments will in no event exceed the amount of the Allowance. Landlord will have no obligation to disburse any portion of the Allowance, including any retainage, after the date that is one year following the Start Date. Tenant will not be entitled to any credit if the Maximum Allowance Amount exceeds Tenant’s Cost.
18.    General. Failure by Tenant to pay any amounts due under this Work Letter beyond the notice and cure period set forth in Section 20.1(a) of the Lease will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant’s failure to perform any of its other obligations under this Work Letter beyond the notice and cure period set forth in Section 20.1(b) of the Lease will constitute a Default under Section 20.1(b) of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.
19.    Specialized Tenant Improvements; Removal of Tenant Improvements. Tenant shall designate on the Preliminary Plans and/or Construction Documents those certain specialized trade fixtures and equipment installed by Tenant which Tenant wishes to designate as “Specialized Tenant Improvements.” Tenant shall indicate which Specialized Tenant Improvements, if any, it wishes to remove from the Premises upon the expiration or sooner termination of the Term. Landlord shall indicate its approval or modification of Tenant’s selection of Tenant’s Specialized Tenant Improvements by noting the same on its approval of the Preliminary Plans and/or the Construction Documents. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not require that Tenant remove any of the Leasehold Improvements.

WATERFRONT AT HARBOR BAY
EXHIBIT C
OCCUPANCY ESTOPPEL CERTIFICATE
THIS OCCUPANCY ESTOPPEL CERTIFICATE (“Certificate”) is given by EXELIXIS, INC., a Delaware corporation (“Tenant”), to ASCENTRIS 105, LLC (“Landlord”), with respect to that certain Lease Agreement dated _______________, 2017 (“Lease”), under which Tenant has leased from Landlord certain premises located in the buildings in the Harbor Bay office project located at 1751, 1801 and 1851 Harbor Bay Parkway, Alameda, California (“Building”).
In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

1.	Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

2.	Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) and the Start Dates are as follows:

(i)	With respect to Suites 225 of the 1751 Space, Suites 200 and 210 of the 1801 Space, Suites 1000, 150 and 200 of the 1851 Space, on [____________, 201___];

(ii)	With respect to Suite 150 of the 1801 Space, on ____________, 201___;

(iii)	With respect to Suite 210 of the 1851 Space, on [________________,201___];

(iv)	With respect to Suite 125 of the 1851 Space, on [________________, 201___];

(v)	With respect to Suite 175 of the 1801 Space, on [______________, 201___];

(vi)	With respect to Suite 100 of the 1801 Space, on [______________, 201___];

3.	Other than the Temporary Space, Tenant moved into the Premises (or otherwise first occupied the Premises for Tenant’s business purposes ) as follows:

(i)	With respect to Suite 200 of the 1801 Space, on [________________,201___];

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(ii)	With respect to Suite 210 of the 1801 Space, on [________________,201___];

(iii)	With respect to Suite 1000 of the 1851 Space, on [________________,201___];

(iv)	With respect to Suite 150 of the 1851 Space, on [________________,201___];

(v)	With respect to Suite 200 of the 1851 Space, on [____________, 201___];

(vi)	With respect to Suite 150 of the 1801 Space, on [____________, 201___];

(vii)	With respect to Suite 210 of the 1851 Space, on [________________,201___];

(viii)	With respect to Suite 125 of the 1851 Space, on [________________, 201___];

(ix)	With respect to Suite 175 of the 1801 Space, on [______________, 201___];

(x)	With respect to Suite 100 of the 1801 Space, on [______________, 201___];

4.	The Commencement Date occurred on ____________, 201___, and the Expiration Date will occur on _____________, 20____.

5.	Tenant’s obligation to make monthly payments of Base Rent under the Lease began (or will begin) on ____________, 201___.

6.	Tenant’s obligation to make monthly estimated payments of Operating Expenses under the Lease began (or will begin) on ____________, 201___.
Executed this _____ day of _____________, 201___.
TENANT:
EXELIXIS, INC.,
a Delaware corporation
By:
Printed Name:
Title:

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WATERFRONT AT HARBOR BAY
EXHIBIT D
RULES AND REGULATIONS
1.    Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification when entering any Multi User Building. Landlord will have the right to enter the Premises after Business Hours in any Multi User Building to perform janitorial services and other Landlord services, at all reasonable hours to clean windows and also at any time during the last three months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.
2.    Right of Exclusion. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs.
3.    Obstructions. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the building, or in the lobbies in a Multi User Building, corridors in a Multi User Building, stairwells in a Multi User Building or other exterior Common Areas or interior Common Areas in Multi User Buildings. Landlord may remove, at Tenant’s expense, any such obstruction or thing without notice or obligation to Tenant. Tenant shall not cause any portion of the Buildings to be in non-compliance with applicable fire codes.
4.    Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Project, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.
5.    Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.
6.    Keys; Locks. Landlord may from time to time install and change locks on entrances to any Multi User Building and Common Areas in Multi User Buildings and, with the prior consent of Tenant, the Premises, and will provide Tenant a reasonable number of keys to meet Tenant’s requirements. If Tenant desires additional keys they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:
(a)    Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas;
(b)    Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

(c)    Tenant will, at the end of the Term and at Landlord’s request, remove such lock(s) at Tenant’s expense.
At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant’s possession.
7.    Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises by an ordinary person at ground level without Landlord’s prior written approval, which may be withheld in Landlord’s sole but reasonable discretion.
8.    Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord’s express written consent. Tenant will not place any objects on the window sills that cause, in Landlord’s reasonable opinion, an aesthetically unacceptable appearance.
9.    Directory Boards. Landlord will make every reasonable effort to accommodate Tenant’s requirements for the Building directory boards in any Multi User Building in which a portion of the Premises is located. The cost of any changes to the directory board information identifying Tenant requested by Tenant subsequent to the initial installation of such information will be paid for by Tenant.
10.    Project Control. Landlord reserves the right to control and operate the exterior Common Areas, and interior Common Areas in any Multi User Building, as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Project or any portion thereof during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Project and property in the Project.
11.    Engineering Consent. All plumbing, electrical and HVAC work for and in the Premises located in a Multi User Building requires Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed) to maintain the integrity of the Project’s electrical, plumbing and HVAC systems.
12.    HVAC Interference. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.
13.    Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures.
14.    Equipment Location. Landlord reserves the right to specify where Tenant’s business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Buildings and/or the Project. Tenant will pay the cost of any required professional engineering certification or assistance.
15.    Animals. Tenant will not bring into, or keep about, any portion of the Premises located in a Multi User Building any vehicles, birds, animals (other than service animals and laboratory testing animals). Vehicles may only be parked in Project areas designated for such purposes.
16.    Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.
17.    Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Project and will ensure that Tenant’s conduct will not impair the comfort or convenience of other tenants in the Project.
18.    Elevators. Except as may be expressly permitted by Landlord, in Multi User Buildings, only freight elevators may be used for deliveries. Use of freight elevators in Multi User Buildings after Business Hours must be scheduled through the office of Property Manager.
19.    Deliveries. Tenant will ensure that deliveries of materials and supplies to any portion of the Premises located in a Multi User Building are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Tenant will use or cause to be used, in any Multi User Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to such Multi User Building or property in such Multi User Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building and/or the Project caused by any person making deliveries to the Premises at the direction or request of Tenant.
20.    Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises located in a Multi User Building are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to such Building and/or the Project caused by any person moving any such furniture, equipment or matter to or from the Premises.
21.    Solicitations. Canvassing, soliciting and peddling in the Project are prohibited and Tenant will cooperate in preventing the same.
22.    Food. Tenant may order food to be delivered to the Premises for consumption by its employees and guests within the Premises. Except for the activity described in the preceding sentence, only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Project. Except as may be specified in the Lease or in construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

23.    Smoking. The smoking of cigarettes, cigars, pipes, etc. is STRICTLY PROHIBITED anywhere in the interior of the Building including the Premises. The ONLY designated smoking areas will be specifically designated by Landlord. STANDING ASH TRAYS WILL BE PROVIDED.
24.    Chemical Storage. All chemicals, paints or other similar materials must be stored in compliance with all Laws, including all applicable fire codes. Nothing in this paragraph will permit Tenant to violate Section 3.6 of the Lease.
25.    Storage Near Ceiling. Tenant may not store any materials within 18 inches (or any greater distance prescribed, from time to time, by Laws, including applicable fire codes) of the ceiling of the Premises.
26.    Weapons. Possession of a firearm or other weapon is STRICTLY PROHIBITED anywhere in the interior of the Building including the Premises. Nothing in this paragraph will prohibit Tenant from carrying Mace or pepper spray for personal defense.
27.    Employees, Agents and Invitees. In these Rules and Regulations, “Tenant” includes Tenant’s employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

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EXHIBIT E
INTENTIONALLY OMITTED

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WATERFRONT AT HARBOR BAY
EXHIBIT F
FORM OF LETTER OF CREDIT
Wells Fargo Bank, N.A.
U. S. TRADE SERVICES – Standby Letters of Credit
MAC xxxxx-xxx
Address Line 1
Address Line 2
Phone: 1(800) 776-3862 Option 2
E-Mail: StandbyLC@wachovia.com

IRREVOCABLE STANDBY LETTER OF CREDIT
NUMBER _______________
Issue Date:______________
BENEFICIARY:                                    APPLICANT:
Ascentris 105, LLC                                Applicant Name
1401 17th Street, 12th Floor                                Address
Denver, Colorado 80202                                City, State Zip
Attention: Robert A. Toomey, Jr.
LETTER OF CREDIT ISSUE AMOUNT: $500,000.00            EXPIRY DATE: [Confirm the Expiry Date.]
Ladies and Gentlemen:
At the request and for the account of the above referenced Applicant, we hereby issue our Irrevocable Standby Letter of Credit (the “Wells Credit”) in your favor in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) available with us at our above office by payment against presentation of the following documents:

1. A draft drawn on us at sight marked “Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No. _____________.”

2. The original of this Letter of Credit and any amendments thereto.
3. Beneficiary’s signed and dated statement worded as follows (with the instructions in brackets therein complied with):
The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank Letter of Credit No. _________, certifies (a) that the amount of the draft accompanying this statement represents the amount due to Beneficiary pursuant to and in connection with that certain Lease Agreement dated [insert date], including any amendments thereto (collectively, the “Lease”), between Applicant, as tenant (“Tenant”), and Beneficiary, as landlord (“Landlord”), and (b) that (i) a default of the Lease by Tenant exists and has continued beyond any applicable notice and cure period under the Lease, (ii) Tenant has committed a default under the Lease and the transmittal of notice of such default is barred by applicable laws, or (iii) Tenant has failed to deliver a replacement letter of credit to Landlord at least 30 days prior to the expiration date of the letter of credit.
Multiple drawings are permitted. In the event of partial drawings, Wells Fargo Bank, N.A. shall endorse the original of this Letter of Credit and return it to the beneficiary.
If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions as that of the beneficiary’s without any further validation.
This Letter of Credit is transferable one or more times to any entity that has succeeded Beneficiary as Landlord under the Lease, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through Wells Fargo Bank, N.A. and only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto and payment of

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our transfer fee. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall automatically be substituted for that of the Beneficiary wherever such Beneficiary’s name appears within this Letter of Credit. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account.
This Letter of Credit is assignable in its entirety, but not in part, by Beneficiary, as Landlord, to its lender, or by any person or entity who or that succeeds to Landlord’s interest under the Lease to its lender, without limit as to the number of assignments; provided, however, that an assignment of proceeds will not be deemed an assignment “in part.” Such assignment shall be effected by presentation to us at our presentation office specified herein of a duly executed assignment request, together with the original of this Letter of Credit, and any amendments thereto, and payment of our assignment fee. All charges in connection with any assignment of this Letter of Credit are for the Beneficiary’s or the Beneficiary’s lender’s account.
We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit (including, without limitation, any refusal to transfer this Letter of Credit) that is required by such laws, regulations, or orders, provided that any failure, delay, action or disclosure is made in good faith.
We hereby engage with you that each draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at [Insert San Leandro address.] Attention: U.S. Trade Services, Standby Letters of Credit, on or before the above stated expiry date, or any extended expiry date if applicable.
This Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.
Except as otherwise expressly stated herein, this Letter of Credit is subject to The International Standby Practice 1998, International Chamber of Commerce Publication No. 590 (the “ISP98”). For matters not addressed by the ISP98, this Letter of Credit will be governed by and construed in accordance with the laws of the State of California; provided, however, that in the event of any conflict between the ISP98 and the laws of the State of California, the ISP98 will control.
Very truly yours
WELLS FARGO BANK, N.A.

BY: _____________________________
(AUTHORIZED SIGNATURE)
The original of this Letter of Credit contains an embossed seal over the Authorized Signature.
Please direct any written correspondence or inquires regarding this Letter of Credit, always quoting our reference number, to Wells Fargo Bank, N.A., Attn: U.S. Trade Services, Standby Letters of Credit, [Insert San Leandro address.].
All phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals at
1-800-776-3862, Option 2.

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WATERFRONT AT HARBOR BAY
EXHIBIT G
HVAC EQUIPMENT LIST

1801 Building
HVAC 1801 AC-1
Manufacturer: Trane
Model: SXHFC5040U67C7AD600
Rating: 50 ton pkg unit
Serial: C99L23825M

HVAC 1801 AC-6
Manufacturer: Trane
Model: SXHFC5040U67C7AD600
Rating: 50 ton pkg unit
Serial: C99L23824M

HVAC 1801 AC-11
Manufacturer: Trane
Model: SXHFC5040U67C7AD600
Rating: 50 ton pkg unit
Serial: C99L23828M

HVAC 1801 AC-12
Manufacturer: Trane
Model: SXHFC5040U67C7AD600
Rating: 50 ton pkg unit
Serial: C99L23829M

Boiler 1801 B-1
Manufacturer: RITE
Model: WA180W
Serial: 27337

1851 Building
HVAC 1851 1801 AC-1
Manufacturer: Trane
Model: SCHFC5040U77C8B
Rating: 50 ton pkg unit
Serial: C9925795M

HVAC 1851 AC-6
Manufacturer: Trane
Model: SCHFC5040U77C8B
Rating: 50 ton pkg unit
Serial: C99L25796M

HVAC 1851 AC-11
Manufacturer: Trane
Model: SXHFC5040U88C8
Rating: 50 ton pkg unit
Serial: C99L25806M

HVAC 1851 AC-12
Manufacturer: Trane
Model: SXHFC5040U88C8
Rating: 50 ton pkg unit
Serial: C99L25805M

Boiler 1851 B-1
Manufacturer: RITE
Model: WA180W
Serial: 27405

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